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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Westar Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                    April 1, 2008

Dear Fellow Shareholder:

        We cordially invite you to the 2008 Annual Meeting of Shareholders of Westar Energy, Inc. The meeting is at 10:00 a.m., Central Daylight Saving Time, on Thursday, May 15, 2008, in Heritage Hall at the Salina Bicentennial Center located at 800 The Midway, Salina, Kansas 67401.

        At the meeting, we will elect four members of our board of directors and vote on the other matters set forth in the enclosed notice of the meeting and proxy statement. Upon the completion of the business matters to be conducted at the annual meeting, we will report on our business and our plans for the future.

        YOUR VOTE IS IMPORTANT. We urge you to read this proxy statement carefully. Whether or not you plan to attend the annual meeting, please take time to vote as soon as possible by completing and mailing the enclosed proxy card or by using the telephone or Internet voting procedures.

        If you plan to attend the meeting, please check the appropriate box on your proxy card so we may plan appropriately.

        We extend our thanks for your continued investment in Westar Energy, Inc. and look forward to seeing you at the annual meeting.

Sincerely,

CHARLES Q. CHANDLER IV Chairman of the Board	WILLIAM B. MOORE President and Chief Executive Officer

HOW TO VOTE

        There are four ways you may vote, as explained in the detailed instructions on your proxy card.

  •
  Proxy Card.    Vote by completing and returning your proxy card in the enclosed envelope.

  •
  Internet.    Vote via the Internet by following the voting instructions on the proxy card.

  •
  Telephone.    Vote by calling the toll-free number on the proxy card.

  •
  In Person at the Annual Meeting.    Vote in person by attending the annual meeting.

        If you vote by telephone or on the Internet, you do not need to return your proxy card. Please see the enclosed proxy card for more detailed information on how to vote your shares.

HOW TO NOMINATE A DIRECTOR

        You may nominate a director at the annual meeting of shareholders and have your nominee's name included on the ballot distributed at the meeting by providing our Corporate Secretary written notice of your intention to do so within the time limits prescribed in our articles of incorporation. Your notice must include certain information regarding yourself and your nominee, including, among other items, the nominee's name, address, occupation and qualifications. Please see "Additional Information" below for more information regarding your ability to nominate directors and to bring other business before shareholder meetings.

        Additionally, the Nominating and Corporate Governance Committee of our Board of Directors will consider a candidate for director suggested by a shareholder. Please see "Additional Information" below for more information regarding your ability to submit director candidates to the Nominating and Corporate Governance Committee for its consideration.

ANNUAL MEETING ADMISSION

        Either an admission ticket or proof of ownership of Westar Energy stock must be presented in order to be admitted to the annual meeting. You may also be asked to present valid picture identification. If you are a shareholder of record, your admission ticket is attached to your proxy card. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof evidencing your ownership on March 21, 2008 with you to the annual meeting, or you may request an admission ticket in advance by contacting our Shareholder Services Department at (800) 527-2495 or (785) 575-6394 or by email at shareholders@westarenergy.com. Each shareholder may be accompanied by one guest.

REDUCE MAILING COSTS

        If you share the same last name with other shareholders living in your household, you can help us reduce printing and mailing costs by electing to receive only one copy of our annual report and proxy statement. Please see "Questions and Answers About the Meeting and Voting" below for more information about "householding." Additionally, shareholders may help us to reduce printing and mailing costs further by electing to access our proxy materials and annual report via the Internet. If you select this option, you will receive information on how to access these materials along with your proxy card. Please indicate your consent to accessing future proxy materials via the Internet by checking the appropriate box on your proxy card or contacting our Shareholder Services Department at (800) 527-2495 or (785) 575-6394 or by email at shareholders@westarenergy.com.

WESTAR ENERGY, INC.
818 South Kansas Avenue
Topeka, Kansas 66612

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date	10:00 a.m. (Central Daylight Saving Time) on Thursday, May 15, 2008
Place	Salina Bicentennial Center (Heritage Hall) 800 The Midway Salina, Kansas 67401
Purpose	•	To elect four Class III directors to serve for a term of three years
	•	To ratify and confirm the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2008
	•	To conduct other business properly raised before the meeting and any adjournment or postponement of the meeting
Record Date	You may vote if you were a shareholder of record on March 21, 2008.
Proxy Voting	Your vote is important. You may vote in one of four ways:
	•	by signing, dating and returning your proxy card in the enclosed envelope
	•	via the Internet using instructions on the proxy card
	•	by calling the toll-free number on the enclosed proxy card
	•	in person by attending the annual meeting
On behalf of the Board of Directors,

Larry D. Irick Vice President, General Counsel and Corporate Secretary

Topeka, Kansas April 1, 2008

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting To be Held on May 15, 2008.

The Proxy Statement and our Annual Report to Shareholders for the year ended December 31, 2007 that accompany this Notice are available for viewing via the Internet at www.westarenergy.com/proxy.

All Other Compensation	28
Dividend Equivalents	29
Grants of Plan-Based Awards	29
Outstanding Equity Awards at Fiscal Year-End	30
Option Exercises and Stock Vested	31
Pension Benefits	32
Retirement Plan	32
Executive Salary Continuation Plan	34
KGE Deferred Compensation Plan	34
Nonqualified Deferred Compensation	34
Potential Payments Upon Termination or Change in Control	35
Potential Payments Upon Termination	35
Potential Payments Upon Change in Control	35
Termination and Change in Control Tables	36
Director Compensation	39
Fees Earned or Paid in Cash	39
Stock Awards	40
Election to be Paid in Stock	41
Election to Defer Compensation	41
Change in Pension Value and Nonqualified Deferred Compensation Earnings	41
All Other Compensation	41
Reimbursements	42
Equity Compensation Plan Information	42
Compensation Committee Interlocks and Insider Participation	42
Ratification and Confirmation of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for 2008	43
Independent Registered Accounting Firm Fees	43
Audit Committee Pre-Approval Policies and Procedures	44
Additional Information	44
Section 16(a) Beneficial Ownership Reporting Compliance	44
Shareholder Proposals	44
Director Recommendations and Nominations	45
Annual Report to Shareholders	46
Other Business	46
No Incorporation by Reference	46
Questions	46
Notices and Requests	46
Appendix A—Audit Committee Charter	A-1

PROXY STATEMENT

        The board of directors of Westar Energy, Inc. (the "Company") is soliciting proxies for the 2008 Annual Meeting of Shareholders. This proxy statement and the accompanying proxy card contain information about the items you will vote on at the annual meeting. We began mailing these documents to shareholders on or about April 1, 2008.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Who may vote and how many votes do I have?

        Common and preferred shareholders of record at the close of business on March 21, 2008 may vote. As of that date there were outstanding and entitled to vote 97,762,519 shares of our common stock, 121,613 shares of our 4 1/2% series preferred stock, 54,970 shares of our 4 1/4% series preferred stock and 37,780 shares of our 5% series preferred stock. For each matter presented for vote, you have one vote for each share you own.

How do proxies work?

        The board of directors is asking for your proxy. Giving your proxy means you authorize the persons named as proxies to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director nominees. If you sign and return the proxy card but do not specify how to vote, the persons named as proxies will vote your shares as follows: (1) for our director nominees; and (2) for ratification and confirmation of Deloitte & Touche LLP as our independent registered public accounting firm for 2008. We do not expect any other items to be presented at the meeting; however, your proxy will give discretionary authority to the persons named as proxies to vote on any other matters that may be brought before the meeting.

How do I vote?

        If you were a shareholder of record on March 21, 2008, there are four ways you may vote, as explained in the detailed instructions on your proxy card. You may:

  •
  vote by completing and returning your proxy card in the enclosed envelope

  •
  vote via the Internet by following the voting instructions on the proxy card

  •
  vote by calling the toll-free number on the proxy card

  •
  vote in person by attending the annual meeting

        Please follow the instructions on the proxy card for voting by one of these methods. Please help us save time and postage costs by voting through the Internet or by telephone. If your shares are held by a broker or other nominee, you will receive instructions from the broker or other nominee that you must follow in order to vote your shares. Whether you plan to attend the meeting or not, we encourage you to vote by proxy, telephone or the Internet as soon as possible.

Will anyone at the Company know how I vote?

        Corporate Election Services, Inc., the independent proxy tabulator we use, counts the votes and acts as the inspector of election for the annual meeting. Your individual vote will be kept confidential from our directors, officers and employees. If you write opinions or comments on your proxy card, a copy of your proxy card, excluding your voting instructions, will be sent to us so that we can respond, if appropriate, to the comment or question.

What does it mean if I receive more than one proxy card?

        You may receive more than one proxy card depending on how you hold your shares and how your shares are registered. If you hold shares through someone else, such as a bank or broker, you may also receive proxy materials from them asking how you want to vote. If you participate in our Direct Stock Purchase Plan or our Employees' 401(k) Savings Plan and the account names are exactly the same on each, you will receive one proxy card for all shares of common stock held in or credited to your accounts as of the record date. If the names on your accounts are different, you will receive more than one proxy card. We encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting our Shareholder Services Department at (800) 527-2495 or (785) 575-6394 or by email at shareholders@westarenergy.com.

        The plan trustee for the Employees' 401(k) Savings Plan will vote our shares credited to your account in accordance with the voting instructions provided on any applicable proxy card received from plan participants by May 12, 2008. The plan trustee will not vote your shares if you do not provide voting instructions.

        If you receive more than one proxy card, we encourage you to complete and return all proxy cards delivered to you to vote all shares registered to you.

Can I change my vote?

        You can revoke a proxy before the time for voting at the annual meeting in several ways:

  •
  by mailing a revised proxy card with a more recent date than the prior proxy (we must receive the revised proxy card before the meeting to be effective)

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  by voting again via the Internet

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  by notifying our Corporate Secretary in writing that you are revoking your proxy

        You may also revoke your proxy by voting in person at the annual meeting.

Who can attend the annual meeting?

        All shareholders who owned shares at the close of business on March 21, 2008, or their duly appointed proxies, may attend the meeting. Each shareholder may be accompanied by one guest. Registration will begin at 8:45 a.m., and seating will begin at 9:00 a.m. If you attend, you may be asked to present valid picture identification, such as a driver's license or passport. To avoid delays in gaining admittance to the meeting, registered shareholders should bring the "Admission Ticket" found at the top of the proxy card.

        Please note that if you hold your shares in "street name" (through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership on March 21, 2008 and check-in at the registration table at the meeting.

What constitutes a "quorum" for the meeting?

        A quorum is necessary to conduct business at the meeting. A quorum requires the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the meeting. We count broker "non-votes" and abstentions as present for purposes of determining whether a quorum is present at the meeting.

What is a broker "non-vote"?

        If a broker holds your shares in street name and you fail to provide voting instructions to your broker, the broker has the discretion to vote your shares on routine matters, such as director elections and ratification of auditors, but not on non-routine matters, such as shareholder proposals. Broker "non-votes" on non-routine matters occurs when you fail to provide voting instructions to your broker for shares you hold through your broker. Broker "non-votes" do not count in the voting results. As a consequence, it is important that you provide voting instructions to your broker for shares you hold through your broker.

How many votes are needed?

        The director nominees receiving the greatest number of votes will be elected. Under our majority voting policy, in an uncontested election, if a director nominee does not receive a majority of the votes cast in the election (that is, the director nominee receives a greater number of "withhold" votes than "for" votes), the director nominee is required to tender his or her resignation for consideration by the Nominating and Corporate Governance Committee and our board of directors. Please see "Corporate Governance Matters—Majority Vote Policy" below for further details on our majority voting policy.

        For all other matters to be voted upon at the meeting, the affirmative vote of a majority of the shares present and entitled to vote on that matter, in person or by proxy, at the meeting is necessary for approval. For these matters, abstentions have the same effect as a vote "against" the proposals.

Who pays for the solicitation of proxies?

        We pay the cost of soliciting proxies. We retained Laurel Hill Advisory Group, LLC to assist with the solicitation for an estimated fee of $9,500, plus reasonable out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders. In addition to the use of the mail, proxies may be solicited personally or by telephone or electronic media by our employees.

What is "householding"?

        Householding is a procedure that permits us, with your prior permission, to send a single set of our annual report and proxy statement to any household at which two or more shareholders reside. Each shareholder will continue to receive a separate proxy card for voting and attendance purposes. Householding reduces the volume of duplicate information you receive, as well as our expenses.

        Please contact our Shareholder Services Department at (800) 527-2495 or (785) 575-6394 or by email at shareholders@westarenergy.com for more information on this important shareholder program.

Can I elect to access future proxy materials via the Internet?

        Yes. Shareholders can help us reduce printing and mailing costs by electing to access future proxy materials and annual reports via the Internet. Please indicate your consent to accessing our proxy materials and annual reports via the Internet by checking the appropriate box on your proxy card or contacting our Shareholder Services Department at (800) 527-2495 or (785) 575-6394 or by email at shareholders@westarenergy.com.

ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

Directors and Nominees for Election as Directors

        Our articles of incorporation provide that the board of directors will have no less than seven nor more than fifteen directors, as determined from time to time by the board of directors. Our board of directors currently consists of ten directors divided into three classes (Class I, Class II and Class III), with the term of office of each class ending in successive years. At each annual meeting of shareholders, the directors constituting one class are elected for a three-year term. The terms of the directors in Class III expire with this meeting.

        Mollie H. Carter, Jerry B. Farley, Arthur B. Krause and William B. Moore have been nominated for election as Class III directors. The persons named in the accompanying proxy will vote your shares for the election of these nominees unless you direct otherwise. Each nominee has consented to being named as a nominee and to serve if elected. While it is not expected that any of the nominees will be unable or unwilling to serve, if for any reason one or more are unable or unwilling to do so, the proxies will be voted for substitute nominees selected by our board of directors or the board of directors may reduce the number of directors.

Director Nominees

Class III—Term Expiring in 2008

        Mollie H. Carter, age 45, has served as our director since June of 2003. Employment Experience: Ms. Carter became president and chief executive officer of Sunflower Banks, Inc., a banking institution located in Salina, Kansas, on January 1, 2005. Ms. Carter is also vice president of Star A, Inc., a position she has held since 1997. Star A, Inc. is a family owned company with Kansas agricultural and other investment interests. Directorships: Ms. Carter is chairman of the board of directors of Sunflower Banks, Inc. In addition, she is a director of Archer-Daniels-Midland Company and a member of that company's audit committee and its nominating and corporate governance committee. Ms. Carter is also a director of the Greater Salina Community Foundation.

        Jerry B. Farley, age 61, has served as our director since October of 2004. Employment Experience: Since 1997, Mr. Farley has been president of Washburn University located in Topeka, Kansas. Directorships: Mr. Farley is a director and member of the audit, loan and trust committees of CoreFirst Bank and Trust in Topeka, Kansas, and a director and member of the audit and governance committees of The Security Group of Mutual Funds, also located in Topeka, Kansas.

        Arthur B. Krause, age 66, has served as our director since June of 2003. Employment Experience: Mr. Krause retired in 2002 as executive vice president and chief financial officer of Sprint Corporation, a global communications company, after serving in that position since 1988. Directorships: Mr. Krause is a director, chairman of the audit committees and a member of the compensation committees for Inergy GP, LLC, and Inergy Holdings GP, LLC, affiliated companies of a propane gas marketing and distribution business located in Kansas City, Missouri.

        William B. Moore, age 55, has served as our director since May of 2007, as our president since March of 2006 and our chief executive officer since July of 2007. Employment Experience: From March 2006 through June 2006, Mr. Moore served as our president and chief operating officer. From December 2002 to March 2006, he served as our executive vice president and chief operating officer. From October 2000 to December 2002, Mr. Moore served as senior managing director and senior adviser for Saber Partners, LLC, a financial advisory firm. From April 1992 to August 2000, Mr. Moore held various executive officer positions with us, including serving as Executive Vice President and Chief Financial Officer from May 1999 to August 2000. Mr. Moore held various officer positions with Kansas Gas and Electric Company ("KGE") from 1985 to April 1992, when we acquired KGE and it became our wholly owned subsidiary. Mr. Moore joined KGE in 1978 and held a number of finance positions until 1985.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH OF THE ABOVE NOMINEES.

Continuing Directors

Class I—Term Expiring in 2009

        Charles Q. Chandler IV, age 54, has served as our director since December of 1999 and chairman of our board of directors since December of 2002. Employment Experience: Mr. Chandler has been president and chief executive officer of INTRUST Bank, N.A. since 1996 and president of INTRUST Financial Corporation since 1990. Both companies are financial institutions located in Wichita, Kansas. Directorships: Mr. Chandler is chairman of the board of INTRUST Bank, N.A. and a director of INTRUST Financial Corporation, the First National Bank of Pratt, Kansas, and Wesley Medical Center in Wichita, Kansas.

        R. A. Edwards, age 62, has served as our director since October of 2001. Employment Experience: Since 1981, Mr. Edwards has been the president and chief executive officer of First National Bank of Hutchinson and, since 1986, vice president of its parent corporation, First Kansas Bancshares of Hutchinson. Both companies are financial institutions located in Hutchinson, Kansas. Directorships: Mr. Edwards is a director of First National Bank of Hutchinson and First Kansas Bancshares of Hutchinson and chairman of the board of Douglas County Bank located in Lawrence, Kansas.

        Sandra A.J. Lawrence, age 50, has served as our director since October of 2004. Employment Experience: Since December of 2005, Ms. Lawrence has been executive vice president and chief financial officer of Children's Mercy Hospital located in Kansas City, Missouri. From December of 2004 until March of 2005, Ms. Lawrence was senior vice president and treasurer, and from March of 2005 until December of 2005, she was senior vice president and chief financial officer, of Midwest Research Institute, an independent, non-profit, contract research organization located in Kansas City, Missouri. From April of 2003 until November of 2004, Ms. Lawrence was the interim chief executive officer of Frontier Medical Research, LLC, a medical information technology company located in Prairie Village, Kansas. From October of 2000 until June of 2002, Ms. Lawrence was president and chief executive officer of Global Packaging Solutions, a packaging supplier in Olathe, Kansas. Directorships: Ms. Lawrence serves on The Kansas City Market Board of US Bank, chairperson of the Greater Kansas City Community Foundation and Affiliated Trusts and a director of the Hall Family Foundation.

Class II—Term Expiring in 2010

        B. Anthony Isaac, age 55, has served as our director since December of 2003. Employment Experience: Since 2000, Mr. Isaac has been president of LodgeWorks, L.P., a hotel management and development company based in Wichita, Kansas. Directorships: Mr. Isaac is chairman of the board and chairman of the compensation committee of Via Christi Wichita Health Network in Wichita, Kansas.

        Michael F. Morrissey, age 65, has served as our director since April of 2003. Employment Experience: Mr. Morrissey retired in September of 1999 after serving since 1982 as a partner of Ernst & Young LLP, an auditing and financial services firm. Directorships: Mr. Morrissey is presiding director and chairman of the audit committee of the general partner of Ferrellgas Partners, LP, a propane gas marketing and distribution business located in Overland Park, Kansas.

        John C. Nettels, Jr., age 51, has served as our director since March of 2000. Employment Experience: Mr. Nettels has been a partner of the law firm of Stinson Morrison Hecker LLP, located in

Overland Park, Kansas, since 2002. He was a partner with the law firm of Morrison & Hecker LLP from 1994 to 2002.

Board of Directors' Responsibilities

        The board of directors' primary responsibility is to seek to maximize long-term shareholder value. The board of directors selects our senior management, monitors management's and the Company's performance and provides advice and counsel to management. Among other things, at least annually, the board of directors reviews our business strategy and approves our budget. In fulfilling the board of directors' responsibilities, directors have full access to our management, internal and external auditors and outside advisers.

Corporate Governance Matters

        General.    The board of directors and management are committed to maintaining strong corporate governance practices that allocate rights and responsibilities among the board of directors, management and our shareholders in a manner that benefits the long-term interests of our shareholders. Accordingly, our corporate governance practices are designed not just to satisfy regulatory requirements, but also to provide for effective oversight and management of the Company.

        The Nominating and Corporate Governance Committee engages in a regular process of reviewing our corporate governance practices, including comparing our practices with those recommended by various corporate governance authorities, the expectations of our shareholders and the practices of other leading public companies. The Nominating and Corporate Governance Committee also regularly reviews our corporate governance practices in light of proposed and adopted laws and regulations, including the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), the rules of the Securities and Exchange Commission ("SEC") and the rules and listing standards of the New York Stock Exchange ("NYSE").

        Corporate Governance Guidelines and Independence.    The board of directors has adopted Corporate Governance Guidelines, which provide a framework for our corporate governance initiatives and cover topics including, but not limited to, board and committee composition, director compensation, and director qualifications. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the Corporate Governance Guidelines and reporting and recommending to the board of directors any changes to the Corporate Governance Guidelines. Our Corporate Governance Guidelines are available from our Corporate Secretary and on our Internet website at www.westarenergy.com.

        Our Corporate Governance Guidelines require that a majority of the board of directors must meet the independence standards established by the NYSE. The board of directors has determined that each member of the board of directors, except Mr. Moore, is independent.

        In making that determination, the board of directors applied the independence standards established by the NYSE and, if applicable, the following categorical standards. These categorical standards are included in our Corporate Governance Guidelines and are based on the independence standards established by the NYSE. In addition, the board of directors considered any other relevant facts and circumstances.

        Any director who meets the following criteria is presumed to be independent (except for the purpose of serving as a member of the Audit Committee or the Nominating and Corporate Governance Committee) absent an affirmative determination to the contrary by the Nominating and Corporate Governance Committee:

  1.
  A director who serves as an executive officer or employee of, or beneficially owns more than a 10% equity interest in, any corporation, partnership or other business entity that during the most recently completed fiscal year made payments to the Company or received payments from the Company for goods and services if such payments were less than the greater of 2% of such other entity's gross consolidated revenues for such fiscal year and $1 million.

  2.
  A director who serves as an executive officer or employee of, or beneficially owns more than a 10% equity interest in, any bank, corporation, partnership or other business entity to which the Company was indebted at the end of its most recently competed fiscal year in an amount less than the greater of 2% of such other entity's total consolidated assets at the end of such fiscal year and $1 million.

  3.
  A director who is a member or employee of a law firm that has provided services to the Company during the most recently completed fiscal year if the total billings for such services were less than the greater of 2% of the law firm's gross revenues for such fiscal year and $1 million.

  4.
  A director who is a partner, executive officer or employee of any investment banking firm that has performed services for the Company (other than as a participating underwriter in a syndicate) during the most recently completed fiscal year if the total compensation received for such services was less than the greater of 2% of the investment banking firm's consolidated gross revenues for such fiscal year and $1 million.

        Certain Relationships with Directors.    During 2007, we obtained legal services from the law firm of Stinson Morrison Hecker LLP, where John C. Nettels, Jr. is a partner. The board of directors has determined that these services were provided to us on terms typical for firms not affiliated with any directors and that the total billings for such services were not material either to us or to Stinson Morrison Hecker LLP and do not exceed the limits set forth in the categorical standards for independence adopted by the board of directors. Considering these factors and based on our independence standards and those of the NYSE, the board of directors has determined that Mr. Nettels is independent.

        Policies and Procedures for Approval of Related Person Transactions.    In February 2007, our board of directors formally adopted a policy with respect to related person transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction in which (1) the Company is a participant, (2) any related person has a direct or indirect material interest and (3) the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of SEC Regulation S-K. The Nominating and Corporate Governance Committee is responsible for reviewing, approving and ratifying any related person transaction. The Nominating and Corporate Governance Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders. There were no related person transactions in 2007. The policy is available, without charge, from our Corporate Secretary and made available on our Internet website at www.westarenergy.com.

        Communications with Directors.    You may contact our board of directors, a committee of our board of directors, or an individual director by writing to them at Westar Energy, Inc., 818 S. Kansas Avenue, Topeka, Kansas 66612, Attention: Corporate Secretary. All communications will be compiled by the Corporate Secretary and submitted to the board of directors, the chairman of the appropriate committee of the board of directors or an individual director, as applicable. Communications that are unrelated to the duties and responsibilities of the board of directors will not be distributed to the directors, but will be available to any director upon request. The Corporate Secretary will take additional action or respond to letters in accordance with instructions from the relevant director.

        Majority Voting Policy.    In October 2006, our board of directors adopted a majority voting policy, included in our Corporate Governance Guidelines, requiring director nominees to receive a majority of the votes cast (that is, the nominees receive more "for" votes than "withhold" votes) with respect to such director in an uncontested election. If an incumbent director in an uncontested election does not receive a majority of the votes cast, he or she must tender a resignation promptly following certification of the stockholder vote. Our Nominating and Corporate Governance Committee will act on an expedited basis to determine whether to accept the director's resignation and will submit its recommendation for prompt consideration by the board of directors. The board of directors will act on the Nominating and Corporate Governance Committee's recommendation and publicly disclose its decision and the rationale behind the decision within 90 days following certification of the stockholder vote. The Nominating and Corporate Governance Committee in making its recommendation, and the board of directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant.

        Any director who tenders his or her resignation pursuant to this policy will not participate in the consideration of it by either the Nominating and Corporate Governance Committee or the board of directors. If an incumbent director's resignation is not accepted, he or she will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. Pursuant to the policy, the board of directors will nominate for directors only individuals who agree to comply with the policy.

        Code of Ethics.    We have adopted a code of ethics that applies to all of our employees, including our chief executive officer, chief financial officer and controller. Our Code of Business Conduct and Ethics is available, without charge, from our Corporate Secretary and made available on our Internet website at www.westarenergy.com. We intend to post on our Internet website any amendments to, or waivers from, our Code of Business Conduct and Ethics that apply to our chief executive officer, chief financial officer or controller within five business days of the date of the amendment or waiver.

Board Meetings and Committees of the Board of Directors

        Board Meetings.    Our board of directors met seven times during 2007. Each director attended 100% of the total number of board and committee meetings held while they served as a director or member of a standing committee in 2007. All of the directors who served on the board at the time of the 2007 Annual Meeting of Shareholders attended the meeting. All directors are expected to attend the 2008 Annual Meeting of Shareholders.

        We have four standing committees of the board of directors: the Audit Committee, the Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The charter for each committee is available, without charge, from our Corporate Secretary and made available on our Internet website at www.westarenergy.com. The Audit Committee Charter is also attached as Appendix A to this proxy statement. The chairman of each committee is recommended by the Nominating and Corporate Governance Committee and approved by the board of directors.

BOARD OF DIRECTORS COMMITTEE ASSIGNMENTS

	Audit Committee	Compensation Committee	Finance Committee	Nominating and Corporate Governance Committee
Number of Meetings Held in 2007	9	8	6	6
Mollie H. Carter		X*	X
Charles Q. Chandler IV
R.A. Edwards	X			X
Farley, Jerry B.	X			X
James S. Haines, Jr.
B. Anthony Isaac		X	X
Arthur B. Krause	X		X*
Sandra A.J. Lawrence		X		X*
William B. Moore
Michael F. Morrissey	X*	X
John C. Nettels, Jr.			X

*
Chairperson

        Audit Committee.    The committee oversees the integrity of our financial statements and the performance of our internal audit and compliance function, reviews our policies and practices with respect to risk assessment and risk management, including discussing with management our major financial risk exposures and the steps that have been taken to monitor and control such exposures, and serves as our "qualified legal compliance committee" and in that role reviews any report made directly, or otherwise made known, to the committee by an attorney representing our company or our subsidiaries of a material violation of federal or state law. The committee has the sole responsibility for the retention, compensation and oversight of the firm of independent registered public accountants that audits our financial statements and for approving non-audit services performed by our independent registered public accountants. The committee reviews with the independent registered public accountants the scope and results of their audits, as well as our accounting procedures, internal controls and accounting and financial reporting policies and practices, and makes reports and recommendations to the board of directors as it deems appropriate. The committee also determines whether management has established a system to promote the accuracy and completeness of our financial statements and other publicly disclosed information. No member of the committee serves on the audit committee of more than three public companies. The authority and responsibilities of the committee are more fully set forth in the Audit Committee Charter.

        The chairman of the committee is Mr. Morrissey. The other members of the committee are Mr. Edwards, Mr. Farley and Mr. Krause. The board of directors has determined that each of the members of the committee meets the experience and independence requirements of the rules of the NYSE. The board of directors has determined that at least one member of the committee possesses the qualifications of an audit committee financial expert as determined under Regulation S-K Item 407(d) of the Securities Exchange Act of 1934 and has designated Mr. Morrissey as that expert.

        Compensation Committee.    The committee determines compensation for our executive officers, including our named executive officers. The committee's charter directs the committee to:

  •
  review and approve for our chief executive officer, and all executive officers with policy making responsibilities, his or her annual base salary, annual incentive compensation, long-term incentive compensation, employment, severance and change-in-control agreements, if any, and any other compensation, ongoing perquisites or special benefit items;

  •
  consider, in determining compensation for each of these officers, corporate and individual goals and objectives relevant to executive compensation, and each officer's performance in light of these goals and objectives;

  •
  review, in consultation with our chief executive officer, compensation and benefit policies generally and approve any equity based plans;

  •
  seek ratification by the board of directors of the committee's decisions about compensation for these executive officers and the committee's recommendations with respect to equity based plans;

  •
  evaluate executive officer performance; and

  •
  review, in consultation with our chief executive officer, our management succession plans.

        Ms. Carter is the chairman of the committee. The other members of the committee are Mr. Isaac, Ms. Lawrence and Mr. Morrissey. Because of their diverse skills and experiences, we believe the committee members are well-qualified to serve on the committee. Ms. Carter previously served on the compensation and succession committee of Archer-Daniels-Midland Company. Ms. Carter, Mr. Isaac and Ms. Lawrence have extensive experience with executive compensation matters as a result of their past and current employment as senior executives of substantial businesses. Mr. Morrissey has extensive experience with accounting and tax issues related to executive compensation as a result of his prior work as a partner of Ernst & Young LLP. More detailed information regarding the committee's processes and procedures is provided under "Compensation Discussion and Analysis" below.

        Finance Committee.    The committee assists us in effectively managing our financial affairs, including the establishment of appropriate capital and operating budgets, financial forecasts and dividend policies. The committee also assists in evaluating financial and other business transactions. The authority and responsibilities of the committee are more fully set forth in the Finance Committee Charter.

        The chairman of the committee is Mr. Krause. The other members of the committee are Ms. Carter, Mr. Isaac and Mr. Nettels.

        Nominating and Corporate Governance Committee.    The committee identifies, reviews and recommends nominees for election to our board of directors, recommends directors for appointment to committees, recommends procedures through which director independence may be determined, oversees the evaluation of director performance and compensation, develops and recommends corporate governance guidelines to the board of directors and oversees compliance with our Corporate Governance Guidelines and our Code of Business Conduct and Ethics. The authority and responsibilities of the committee are more fully set forth in the Nominating and Corporate Governance Committee Charter.

        The committee considers many factors in evaluating prospective candidates or current directors for nomination or re-nomination to the board of directors. The committee assesses the current composition of the board of directors and whether the background, knowledge, experience and diversity of the current members are sufficient to effectively oversee our affairs. In light of this assessment the committee considers the personal characteristics and background of prospective candidates or current directors, including, among other factors, their character, reputation for personal integrity and adherence to the highest ethical standards, business acumen and judgment and senior leadership experience with a record of increasing levels of responsibility in business or industry. The prior performance of current directors is considered when evaluating them for re-election.

        The committee may employ an executive search firm from time to time to assist in the identification and recruitment of new directors.

        The committee will consider a candidate for director suggested by a shareholder by applying the criteria described above and the independence standards attached as Annex A to our Corporate Governance Guidelines. If nominated, we will identify the candidate and the shareholder (or group of shareholders) recommending the candidate in our next proxy statement. If a shareholder wishes the committee to consider an individual as a candidate for election to the board of directors, the shareholder must submit a proper and timely request as specified in the "Submitting Director Recommendations to the Nominating and Corporate Governance Committee" section of this proxy statement.

        The chairman of the committee is Ms. Lawrence. The other members of the committee are Mr. Edwards and Mr. Farley. The board of directors has determined that each member of the committee is independent, based on our independence standards and those of the NYSE applicable to determining independence for members of an audit committee.

        Executive Sessions.    Executive sessions, or meetings of our non-employee directors without management present, are held periodically at regularly scheduled meetings of the board of directors. Each of these sessions is presided over by Mr. Chandler and may be scheduled by any non-management director.

Non-Employee Director Stock Ownership

        In 2004, the board of directors adopted a policy that non-employee directors were to be encouraged to own a minimum number of shares of our common stock equal to three times the number of shares included in the most recent annual grant of shares to non-employee directors. In 2007, the minimum number was 6,000 shares. The minimum number of shares for the chairman of the board is the same as the number of shares for the other non-employee directors irrespective of the larger stock award made to the chairman of the board. Non-employee directors may accumulate the number of shares necessary to meet the minimum stock ownership level during the first three years after becoming a director. All non-employee directors own the minimum number of shares.

        In December of 2007, the board of directors modified the policy. Beginning in 2008, non-employee directors will be encouraged to own a minimum number of shares equal to eight times the $25,000 annual cash retainer earned by non-employee directors (a total of $200,000 for 2008), divided by the closing price of our common stock on the last trading day of the prior fiscal year ($25.94 on December 31, 2007). For 2008, the minimum number of shares is 7,710 shares. All non-employee directors own the minimum number of shares.

        We also expect all directors to comply with all federal, state and local laws regarding trading in our securities and disclosing material, non-public information. We have procedures in place to assist directors in complying with these laws.

Board of Directors' Self-Evaluation

        The board of directors conducts a self-evaluation of its performance annually. The evaluation includes a review of the board's composition, responsibilities, structure, processes and effectiveness. Each committee of the board of directors conducts a similar self-evaluation with respect to such committee.

Director Orientation and Education

        Each individual, upon joining the board of directors, is provided with an orientation regarding the role and responsibilities of the board of directors and our operations. As part of this orientation, new directors have opportunities to meet with members of our senior management. We and the board of directors are also committed to the ongoing education of our directors. From time to time, our officers and the heads of our business groups make presentations to the board of directors regarding their respective areas. Moreover, our directors are encouraged to attend annually at least one director education program.

AUDIT COMMITTEE REPORT

        The Audit Committee of the board of directors (the "Committee") is composed entirely of directors who are independent under the NYSE listing standards. In addition, each member has the accounting or related financial management experience required under the NYSE listing standards. Our board of directors has determined that at least one member of the Committee possesses the qualifications of an audit committee financial expert as determined under Regulation S-K Item 407(d) of the Securities Exchange Act of 1934 and has designated Mr. Morrissey as that expert. The Committee operates under a written charter adopted by the board of directors, a copy of which is available from the Company's Corporate Secretary and made available on the Company's Internet website at www.westarenergy.com. As required by the charter, the Committee reviews and reassesses the charter annually and recommends any changes to the board of directors for approval.

        During 2007, at each of its regularly scheduled meetings, the Committee met with the senior members of the Company's financial management team, the Company's chief audit executive and the Company's independent registered public accounting firm. The Committee's agenda is established by the Committee's chairman and the Company's chief audit executive. The Committee had private sessions at each of its regularly scheduled meetings with the Company's independent registered public accounting firm and, separately, had private sessions with the Company's chief audit executive and senior members of the Company's financial management team, at which candid discussions of financial management, accounting and internal control issues took place.

        Under the Committee's charter, the Committee has the responsibility to, among other tasks, monitor and provide oversight of management's preparation of the Company's financial statements and management's performance in establishing and maintaining an appropriate system of internal controls related to the financial reporting process. The Committee also has the responsibility to review the qualifications, independence and performance of the Company's independent registered public accounting firm. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company's financial statements with accounting principles generally accepted in the United States of America, an opinion on management's assessment of the effectiveness of the Company's internal control over financial reporting, and an opinion on the effectiveness of the Company's internal control over financial reporting. This opinion is based on an audit conducted by the independent registered public accounting firm in accordance with the standards of the Public Company Accounting Oversight Board. During 2007, the Company's independent registered public accounting firm was Deloitte & Touche LLP.

        In performing its functions, the Committee acts only in an oversight capacity and relies necessarily on the work and assurances provided to it by management and on opinions made to it by the Company's independent registered public accounting firm in its report. Accordingly, the oversight provided by the Committee should not be considered as providing an independent basis for determining that management has established and maintained appropriate internal controls related to the financial reporting process, that the financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, or that the audit of the Company's financial statements and effectiveness of the Company's internal control over financial reporting by the independent registered public accounting firm has been carried out in accordance with the standards of the Public Company Accounting Oversight Board.

        In fulfilling its responsibilities for the year ended December 31, 2007, the Committee has met with the Company's management, the Company's chief audit executive and the Company's independent registered public accounting firm to review the audited financial statements that are included in the Annual Report on Form 10-K for the year ended December 31, 2007, including a discussion of the reasonableness of significant accounting judgments and estimates, the overall quality and adequacy of the Company's internal controls over financial reporting, and the organizational structure and responsibilities of the Company's internal audit function.

        The Committee and members of the Company's management discussed with the independent registered public accounting firm matters required to be discussed by the auditor with the Committee and others charged with governance responsibilities under Statement on Auditing Standards No. 114 (The Auditor's Communication with Those Charged with Governance), and other regulations. The Committee received and discussed with the independent registered public accounting firm its annual written report on the auditor's independence from the Company and its management, which is made under Rule 3600T of the Public Company Accounting Oversight Board, which adopted on an interim basis Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee considered whether the non-audit services provided by the independent registered public accounting firm to the Company during 2007 were compatible with the auditor's independence.

        The Committee has appointed Deloitte & Touche LLP to act as the Company's independent registered public accounting firm and to examine the Company's financial statements, and those of its subsidiaries, for the year ended December 31, 2008 and the effectiveness of the Company's internal control over financial reporting as of December 31, 2008. The Committee's selection of Deloitte & Touche LLP took into account the Committee's review of Deloitte & Touche LLP's qualifications as the independent registered public accounting firm for the Company. In addition, the review included matters required to be considered under Securities and Exchange Commission's rules on auditor independence, including the nature and extent of non-audit services. In the Committee's business judgment, the nature and extent of non-audit services performed by Deloitte & Touche LLP during 2007 did not impair the firm's independence.

        In reliance on the reviews and discussions detailed in this report and the report of the independent registered public accounting firm, the Committee has recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 and that such report be filed with the Securities and Exchange Commission.

The Audit Committee
Michael F. Morrissey, Chairman R.A. Edwards Jerry B. Farley Arthur B. Krause

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

Certain Beneficial Owners of Common Stock

        The following table sets forth certain information regarding beneficial ownership of our common stock on February 15, 2008 by each person who is known by us to own beneficially more than 5% of the outstanding shares of common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	American Century Companies, Inc.(1) 4500 Main Street, 9th Floor Kansas City, MO 64111	5,321,400	5.44%(2)
Common Stock	JPMorgan Chase & Co.(3) 270 Park Avenue New York, NY 10017	7,187,110	7.35%(2)
Common Stock	Mario J. Gabelli(4) One Corporate Center Rye, NY 10580	5,070,909	5.19%(2)

(1)
As reported in a Schedule 13G filed with the SEC on February 13, 2008 by American Century Companies, Inc. and its wholly owned subsidiary, American Century Investment Management, Inc.

(2)
Based on the number of shares of our common stock outstanding on February 15, 2008.

(3)
As reported in a Schedule 13G filed with the SEC on January 29, 2008 by JPMorgan Chase & Co. and its wholly owned subsidiaries: JPMorgan Chase Bank, National Association; J.P. Morgan Investment Management, Inc.; J.P. Morgan Trust Company, National Association; JPMorgan Investment Advisors, Inc.; and J.P. Morgan Trust Company of Delaware.

(4)
As reported in a Schedule 13D/A filed jointly with the SEC on May 26, 2004 by Mr. Gabelli, Gabelli Asset Management, Inc., Gabelli Funds, LLC, GAMCO Investors, Inc., and Gabelli Group Capital Partners, Inc. Mr. Gabelli directly or indirectly controls, or acts as the chief investment officer for, each of the reporting entities and is deemed to have beneficial ownership of the securities owned by each entity.

Security Ownership of Management

        The following information relating to the ownership of shares of our common stock is furnished with respect to each of our current directors and named executive officers individually, and with respect to our current directors and executive officers as a group, as of February 15, 2008.

	Amount and Nature of Beneficial Ownership(1)
	Shares		Restricted Share Units		Total		Percent of Class
Outside Directors
Mollie H. Carter	19,092		0		19,092		*
Charles Q. Chandler IV	30,630		0		30,630		*
R.A. Edwards	41,986	(2)	0		41,986		*
Jerry B. Farley	8,934		0		8,934		*
B. Anthony Isaac	10,794		0		10,794		*
Arthur B. Krause	13,229	(3)	0		13,229		*
Sandra A.J. Lawrence	8,897		0		8,897		*
Michael F. Morrissey	11,921		0		11,921		*
John C. Nettels, Jr.	28,203	(4)	0		28,203		*
Management
James S. Haines, Jr.	230,270		0		230,270		*
William B. Moore	150,295	(5)	77,582		227,877		*
Mark A. Ruelle	53,553	(6)	35,800		89,353		*
Douglas R. Sterbenz	72,857		45,100		117,957		*
Larry D. Irick	52,186	(7)	28,800		80,986		*
Bruce A. Akin	33,166		27,000		60,166		*
James J. Ludwig	16,410		19,000		35,410		*
All directors and executive officers as a group (18 individuals)	818,588	(8)	256,982	(9)	1,075,570	(10)	1.1%

*
Represents less than 1% of our outstanding common stock.

(1)
Includes beneficially owned shares held in employee savings plans, shares deferred under the 1996 Long Term Incentive and Share Award Plan, the stock for compensation program and the Non-Employee Director Deferred Compensation Plan. No director or named executive officer owns any of our equity securities other than our common stock.
(2)
Includes 2,312 shares of our common stock that are held by Mr. Edwards' spouse. These shares are not subject to Mr. Edwards' voting or investment power.
(3)
Includes 2,000 shares of our common stock that are held in a trust of which Mr. Krause and his spouse are the trustees and Mr. Krause's spouse is the beneficiary.
(4)
Includes 500 shares of our common stock held in a trust in which Mr. Nettels has shared investment and voting power.
(5)
Includes 63,125 shares held in a trust of which Mr. Moore and his spouse are co-trustees and beneficiaries and 1,113 shares in a trust of which Mr. Moore is a co-trustee.
(6)
Includes 41,491 shares held in a trust in the name of Mr. Ruelle's spouse, of which Mr. Ruelle and his children are beneficiaries.
(7)
Includes 1,005 shares of our common stock held by Mr. Irick's spouse. These shares are not subject to Mr. Irick's voting or investment power.
(8)
Includes 36,165 shares of our common stock held by two other executive officers and shares referred to in items (2) through (7) above.
(9)
Includes 23,700 restricted share units held by two other executive officers.
(10)
Includes 59,865 total shares held by two other executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

        The following discussion addresses the determination of compensation for our executive officers, including our compensation objectives and philosophy, the role of the Compensation Committee of our board of directors (the "Committee"), the role of our board of directors, and related matters.

Compensation Philosophy and Objectives

        Our current executive compensation program, as determined by the Committee, consists primarily of cash compensation and long-term, equity-based incentive compensation. The principal objectives of our current program are to:

  •
  align the interests of our executive officers directly with those of shareholders by linking a substantial portion of each executive officer's potential compensation to the creation of shareholder value as reflected in stock price appreciation and dividend payments;

  •
  motivate our executive officers to contribute to the creation of long-term shareholder value and a team orientation toward the achievement of business objectives rather than the achievement of short-term goals that might be inconsistent with the creation of long-term shareholder value;

  •
  retain executive officers by paying competitive compensation and providing an incentive to remain employed with us over significant periods;

  •
  require significant ownership of our common stock by executive officers; and

  •
  be easy to understand and communicate to our investors.

        Because of its focus on linking executive officer compensation to stock ownership and the creation of long-term shareholder value, the Committee believes the current compensation program is compatible with our mission and business as an electric utility, which has a long-term horizon by nature and necessity.

Executive Compensation Process

        Compensation Committee.    The Committee assists our board of directors in administering our executive compensation program. The responsibilities assigned to the Committee by its charter are summarized earlier in this proxy statement under the heading "Board Meetings and Committees of the Board of Directors-Compensation Committee."

        The Committee meets frequently, both in conjunction with regularly scheduled meetings of the board of directors and in special meetings. The Committee generally follows a practice of addressing certain significant recurring matters in conjunction with various regularly scheduled meetings of the board of directors. For example, the Committee generally considers adjustments to base salaries for executive officers at the Committee meeting held in conjunction with the February board meeting.

        The agenda for each Committee meeting generally results from discussions among Ms. Carter, the Committee's chairman, and one or more of our chairman of the board of directors, other members of the board of directors, our Chief Executive Officer, our Executive Vice President and Chief Financial Officer, and our Vice President, General Counsel and Corporate Secretary.

        The Committee's charter requires ratification by the full board of directors of the Committee's decisions about compensation for the named executive officers. To seek ratification, Ms. Carter reports on the Committee's decisions at meetings of the board of directors. She generally reports when the board meets in executive session with only the directors present. Mr. Chandler excuses Mr. Moore when the board is discussing his compensation and at other times that Mr. Chandler considers appropriate so that board members are able to openly discuss compensation matters. A representative of our outside legal counsel for corporate governance matters also attends some of these executive sessions. In connection with Ms. Carter's reports, the board of directors generally receives the same information related to executive compensation received by the Committee.

        Compensation Consultants.    The Committee seeks independent advice from compensation consultants on specific matters on a project-by-project basis as it deems necessary. The Committee has full, independent authority to retain and approve the compensation and terms of engagement for any compensation consultant whose assistance the Committee deems appropriate in connection with the performance of its duties, including the evaluation or determination of the compensation of our executive officers. The Committee generally looks to consultants for market information rather than recommendations about compensation for individual executive officers. The Committee sometimes discusses a project directly with the consultant, and sometimes provides directions to members of management who then work with the consultant and report back to the Committee. Depending on the project, the consultant may provide materials directly to the Committee or to management.

        In 2007 and early 2008, management worked with Towers Perrin to develop materials for the Committee relevant to executive officer compensation matters being considered by the Committee. In addition to these services, management retained Towers Perrin on the Company's behalf in 2007 (and previous years) to provide actuarial services for our benefit plans. In the view of the Committee, these services and related fees did not adversely affect the independence of Towers Perrin or the ability of Towers Perrin to provide the Committee objective advice, in part because these fees are immaterial in amount to Towers Perrin.

        Participation of Executive Officers.    Various aspects of the Committee's evaluation and determination of executive officer compensation involve some of our executive officers and members of senior management. The extent of their involvement depends on the matter under consideration. Executive officers, including Mr. Haines and Mr. Moore, did not work with the board of directors or the Committee in establishing measures or targets that affect their own compensation and did not participate in the Committee's discussions about their own compensation or attend the portions of the Committee or board of directors meetings when their own compensation was discussed. However, executive officers, including Mr. Haines and Mr. Moore, attended portions of Committee discussions about compensation for other executive officers. Further, Mr. Haines made and Mr. Moore made recommendations to the Committee for the compensation of other executive officers. As noted above, management may work with compensation consultants to obtain information provided to the Committee; however, in 2007 and early 2008, executive officers, including Mr. Haines and Mr. Moore, did not meet with compensation consultants on an individual basis regarding their own compensation. In the view of the Committee, this involvement did not hinder the ability of the Committee to make independent decisions about executive officer compensation in 2007 and early 2008.

Executive Officer Compensation Program Structure

        The primary components of our current executive officer compensation program are cash compensation, consisting of base salary and dividend equivalents (discussed below), and long term incentive compensation in the form of restricted share unit awards. Because we believe our executive officers are provided an appropriate incentive through the potential for appreciation in the price of our common stock received when restricted share units vest, our executive compensation program does not currently include an annual cash bonus. In addition, executive officers receive other benefits received by all of our employees, including 401(k) plan matching contributions, group life insurance benefits and participation in our pension plan. We have also entered into change in control agreements with our executive officers other than Mr. Moore.

        The Committee generally targets base salary and annual total compensation (consisting of base salary, dividend equivalents and the value of the portion of restricted share awards that vest annually) to an amount that approximates the median level of base salary and annual total compensation in the national market for similar positions at comparably sized utilities. National market data is used because we compete for executive talent on a national basis. The median level of compensation is used because we believe our executive officer compensation is competitive at that level. Please see the discussion below under "Benchmarking" for more information about how we obtain comparable market median compensation data.

        In accord with the Committee's overall approach, differences among officers in base salary and annual total compensation generally reflect differences in median compensation levels for similar positions at comparably sized utilities. In addition, the Committee may adjust target base salary and annual total compensation to reflect the responsibilities of an individual executive officer relative to the responsibilities associated with a position in the market data. Further, actual base salary and annual total compensation reflects each officer's experience and the Committee's or the chief executive officer's subjective evaluation of his or her contribution. While we have not adopted a policy regarding the relationship of compensation among our named executive officers or other employees, in setting base salary and annual total compensation the Committee takes into account the appropriateness of the compensation of an individual executive officer relative to the compensation of our other executive officers.

        Cash Compensation.    The total cash compensation for our executive officers, including the named executive officers, consists of base salary and dividend equivalents on restricted share units. The Committee generally targets base salary for our executive officers to the median level of base salary in the national market for persons holding similar positions at comparably sized utilities. Individual base salary may be adjusted for the reasons discussed above. The Committee reviews information about the total cash compensation of our executive officers, but does not target total cash compensation at a particular level, unlike base salary and annual total compensation. Because our executive compensation program does not include an annual cash bonus, total cash compensation for our executive officers is typically significantly less than the relevant market median of total cash compensation.

        Long-Term Incentive Compensation.    From time to time, the Committee awards long-term incentive compensation in the form of restricted share units to our executive officers, including the named executive officers, and other key employees who the board of directors or management believes are in a position to positively affect our long-term success through the formation and execution of our business strategies. Each restricted share unit represents the right upon vesting to receive one share of our common stock. In addition, each restricted share unit gives the holder the right to receive a cash payment at the same time and equal in amount to each dividend paid on one share of our common stock. This right to receive a cash payment is referred to as a dividend equivalent.

        The Committee targets restricted share unit award levels to provide executive officers annual total compensation in an amount that, at the time of the award, approximates the median level of annual total compensation in the national market for similar positions at comparably sized utilities. Target annual total compensation may be adjusted for the reasons discussed above. We use the closing price of our common stock on the trading day immediately preceding the date of an award of restricted share units to determine the value of the award for this purpose. We do not time these awards based on announcements of material information or stock price as of any particular date.

        The awards are designed to provide total compensation above the market median if our common stock price significantly increases after the award, but below the market median if our common stock price significantly decreases after the award. Further, dividend equivalents change in the same amount as dividends paid on our common stock. Consequently, we believe restricted share units: (1) focus management's efforts on performance that will create shareholder value and increase the price of our common stock; (2) align the interests of management directly with those of our shareholders; (3) provide a competitive long-term incentive opportunity; and (4) provide a retention incentive for key employees because they vest over time. In addition, we believe it is easier for our investors to understand long-term compensation tied to restricted share units than other forms of long-term awards such as options where valuation of the awards is more complex and less transparent.

        The Committee currently awards restricted share units to executive officers once every three years unless there is a significant change in an officer's position or responsibilities, with the awards vesting in one-third annual increments over three years based solely on the passage of time, subject to the officer continuing to be employed by us on each anniversary of the award date. The restricted share units awarded in 2007 to executive officers will vest on this basis. The discussion following the Summary Compensation Table addresses vesting requirements for previous awards of restricted share units to the named executive officers.

        The Committee and the board of directors have extensively discussed the advantages and disadvantages of awarding restricted share units with vesting based solely on the passage of time. The Committee and the board of directors recognize that this structure eliminates the risk that an executive officer's restricted share units will not vest if the Company's performance does not meet expectations, provided the executive officer continues to be employed through the applicable vesting dates. The Committee and the board of directors believe, however, that this structure is appropriate because it ensures that executive officers will receive compensation higher than the market median only when our shareholders have benefited from appreciation in our stock price and, conversely, that executive officers will receive compensation lower than the market median when our shareholders have experienced a decline in our stock price. The vesting requirements for the restricted share units also take into account other aspects of our overall executive officer compensation program, including the retirement benefits we provide to our executive officers.

        Review of Compensation Program Structure.    We first utilized the general structure of the current executive officer compensation program when Mr. Haines joined us as chief executive officer in December 2002. Subsequently, the Committee and board of directors have reviewed the objectives and structure of our executive officer compensation program several times, usually when evaluating changes to the compensation of named executive officers. In these instances, the Committee has discussed the structure of our executive officer compensation program, including the absence of an annual cash bonus, which is typically part of an executive compensation program, and the award of restricted share units with vesting based solely on the passage of time. In connection with these discussions, the Committee has reviewed or discussed an alternative compensation program that was consistent with a more commonly structured executive compensation program and the differences between our short-term and long-term compensation programs and compensation programs used by many other utilities. The Committee and the board of directors have decided to continue using the current executive compensation program, believing the current program has been successful in meeting our executive compensation objectives.

Benchmarking

        The Committee reviews market information about compensation for executive officers of comparably sized utilities when reviewing proposed changes to the compensation of our executive officers, which occurred in February 2007, June 2007 and February 2008. On these occasions, the Committee relied principally on market information provided by Towers Perrin that was derived from Towers Perrin's 2007 or 2008 Energy Services Industry Executive Compensation Database. In the discussion below, we refer to this database as the "Towers Perrin Database." This database is an annual compilation prepared by Towers Perrin of compensation for executive officer positions at a broad group of energy and utility companies. At various times, management directed Towers Perrin to provide market information for the positions held by our executive officers. After discussing each position with management, including the duties and responsibilities associated with each position, Towers Perrin obtained data from its database for positions that in its judgment most closely corresponded to the positions held by our executive officers. Towers Perrin aggregated the data for the identified positions and used regression analysis to correlate the data to compensation for a utility with total revenues comparable to our revenues. The reports provided to the Committee showed market information for base salary, total cash compensation and annual total compensation for each position at the market median and in some instances at the 25th and 75th percentiles of the market median.

        For most positions, there was a close correlation between the duties and responsibilities of our executive officers and those of the positions included in the Towers Perrin Database. At the time of the February 2007 review, there was not a close correlation for the position held by Mr. Sterbenz because of his additional responsibility for our energy marketing operations. Accordingly, for the February 2007 review, Towers Perrin also provided additional market information derived from the 2007 Towers Perrin Energy Trading and Marketing Survey.

        When reviewing proposed changes to the compensation of our executive officers, the Committee also reviewed market information for compensation of executive officers at utilities included in peer groups determined in connection with studies of director compensation prepared by an independent consultant in June 2004 and December 2007 for our Nominating and Corporate Governance Committee. In the discussion below, we refer to each of these peer groups as a "Compensation Peer Group." When we state that the Committee reviewed information for a Compensation Peer Group, this means management obtained compensation data from the Towers Perrin Database for positions at utilities in the Compensation Peer Group comparable to the positions held by our executive officers and for which information was available from the Towers Perrin Database. The companies for which data is available from the Towers Perrin Database changes each year based on participation in the Towers Perrin study. In 2005, companies in the June 2004 Compensation Peer Group had average revenue of $1.89 billion and median revenue of $1.67 billion. In 2006, companies in the December 2007 Compensation Peer Group had average revenue of $3 billion and median revenue of $3.01 billion. Our revenues for calendar years 2004 through 2007 were $1.46 billion, $1.58 billion, $1.61 billion and $1.73 billion, respectively.

        The June 2004 Compensation Peer Group included the following companies:

AGL Resources Inc.	IDACORP, Inc.	Southern Union Company
Alliant Energy Corp.	Nicor, Inc.	Southwest Gas Corp.
Aquila, Inc.	NSTAR	TECO Energy, Inc.
Avista Corp.	Peoples Energy Corp.	UGI Corp.
DPL, Inc.	Pinnacle West Capital Corp.	UIL Holdings Corporation
Equitable Resources, Inc.	PNM Resources, Inc.	Unisource Energy Corp.
Great Plains Energy, Inc.	Puget Energy, Inc.	WGL Holdings, Inc.
Hawaiian Electric Industries, Inc.	Questar Corp.	WPS Resources Corporation

        The December 2007 Compensation Peer Group included the following companies:

Alliant Energy Corp.	Great Plains Energy, Inc.	Portland General Electric Company
Atmos Energy	IDACORP, Inc.	Puget Energy, Inc.
Avista Corp.	Integrys Energy Group, Inc.	SCANA Corp.
Allegheny Energy, Inc.	NSTAR	Sierra Pacific Resources
DPL, Inc.	OGE Energy Corp.	TECO Energy, Inc.
Duquesne Light Holdings, Inc.	PNM Resources, Inc.	Unisource Energy Corp.

Changes to Named Executive Officer Compensation in 2007 and 2008

        In April 2007, Mr. Haines announced his intention to retire as a director and as our Chief Executive Officer. In anticipation of Mr. Haines' retirement, the board of directors appointed Mr. Moore to the board of directors, effective May 1, 2007, and subsequently as our Chief Executive Officer effective July 1, 2007. In June 2007, the Committee met to consider the compensation to be paid to Mr. Moore when he assumed his new responsibilities. The Committee reviewed market information prepared by Towers Perrin based on the 2007 Towers Perrin Database showing chief executive officer base salary, total cash compensation and annual total compensation at the market median and at the 25th and 75th percentiles of the market median. The Committee also reviewed market information obtained from Towers Perrin for the June 2004 Compensation Peer Group showing base salary, total cash compensation and annual total compensation at the market median for the chief executive officer position.

        After reviewing and discussing this information, the Committee approved an increase in Mr. Moore's base salary from $450,000 to $600,000 and an increase in his annual total compensation from $1,000,000 to $1,375,000. As a result of the increase in his annual total compensation, Mr. Moore received an additional award of 23,400 restricted share units. The Committee balanced the following factors and others in reaching these decisions:

  •
  The Committee believed that a significant increase in Mr. Moore's compensation was warranted by the significant increase in his duties and responsibilities as the chief executive officer. At the same time, the Committee recognized that Mr. Moore was new to the position of chief executive officer and believed that his compensation should be set below the market median to reflect this fact and to provide room for upward adjustments as he gained experience and demonstrated success.

  •
  The data reviewed by the Committee showed that Mr. Moore's proposed base salary would be approximately 9% below the market median base salary and his proposed annual total compensation would be approximately 31% below the market median annual total compensation.

        Related to Mr. Moore's appointment as Chief Executive Officer and also effective July 1, 2007, Mr. Sterbenz, previously our Executive Vice President, Generation and Marketing, was appointed Executive Vice President and Chief Operating Officer. This resulted in the Chief Operating Officer position encompassing responsibility for both our generation and marketing operations and our transmission and distribution operations. Mr. Ruelle, our Executive Vice President and Chief Financial Officer, assumed responsibility for our human resources, information technology and generation construction business units. Also, Mr. Ludwig, previously our Vice President, Regulatory and Public Affairs, was appointed Executive Vice President, Public Affairs and Consumer Services. In light of the substantial additional responsibilities of Mr. Sterbenz, Mr. Ruelle and Mr. Ludwig, in June 2007 the Committee also reviewed market information obtained from Towers Perrin based on the 2007 Towers Perrin Database showing base salary, total cash compensation and annual total compensation at the market median for the positions held by these officers. After reviewing and discussing this information, the Committee approved new base salaries for Mr. Sterbenz, Mr. Ruelle and Mr. Ludwig of $415,000, $400,000 and $215,000, respectively, and new annual total compensation of $1,000,000, $900,000 and $390,000, respectively, to be effective in July 2007. As a result of the increases in their annual total compensation, Mr. Sterbenz and Mr. Ludwig received additional awards of 9,300 and 5,700 restricted share units, respectively.

        In February 2007, the Committee met to consider annual adjustments to base salaries and recommended restricted share unit awards for executive officers, excluding all of the named executive officers except Mr. Irick, Mr. Akin and Mr. Ludwig. After reviewing market information prepared or provided by Towers Perrin showing base salary, total cash compensation and annual total compensation at the market median for the positions held by Mr. Irick, Mr. Akin and Mr. Ludwig, the Committee approved new base salaries of $229,000, $223,800 and $171,700, respectively, and new annual total compensation of $517,400, $492,600 and $294,900, respectively, to be effective in April 2007.

        In February 2008, the Committee met to consider annual adjustments to the base salaries of all executive officers, including all of the named executive officers. The Committee reviewed market information obtained from Towers Perrin based on the 2008 Towers Perrin Database showing base salary, total cash compensation and annual total compensation at the market median for the positions held by these officers. The Committee also reviewed market information obtained from Towers Perrin for the December 2007 Compensation Peer Group showing base salary, total cash compensation and annual total compensation at the market median for the positions held by these officers. After reviewing and discussing this information, the Committee approved new base salaries for the named executive officers in the amounts set forth in the table in the immediately following paragraph. The Committee did not consider restricted share unit awards for executive officers in February 2008 because three-year awards of restricted share units were made in previous years.

        Taking into account the adjustments discussed above, the following table shows the current base salaries, total cash compensation (including dividend equivalents) and annual total compensation approved by the Committee for the named executive officers other than Mr. Akin, who is not expected to be a named executive officer in 2008 because he now reports to our chief operating officer rather than our chief executive officer.

Name	Base Salary ($)	Total Cash Compensation ($)	Annual Total Compensation ($)
William B. Moore	630,000	686,168	1,405,000
Douglas R. Sterbenz	435,000	477,648	1,020,000
Mark A. Ruelle	420,000	455,800	921,200
Larry D. Irick	243,000	263,600	531,400
James J. Ludwig	226,000	239,029	401,000

Other Benefit Programs and Perquisites

        Our executive officers have the opportunity to participate in employee benefit programs available to all of our non-union employees, including the employees' 401(k) savings plan, medical, dental and life insurance programs, and a defined benefit pension plan. Executive officers, including the named executive officers, do not receive any other "perquisites" or special benefits such as car allowances, discretionary allowances, personal expense reimbursements, personal use of aircraft or country club memberships. From time to time, the Committee considers one-time arrangements or payments that it considers appropriate, such as the tax-related payments described under the Summary Compensation Table.

Pension and Retirement Plans

        Our executive officers, including the named executive officers, participate in the same defined benefit pension plan that we make available to all of our employees. We do not provide our executive officers a supplemental "make-up" or "make-whole" pension plan that provides for the accrual of pension benefits with respect to compensation over the Internal Revenue Service maximum.

        We recognize that the retirement benefits provided to our executive officers under our pension plan are substantially less favorable than the retirement benefits provided to the executive officers of many other utilities. As noted above, we do not provide a supplemental pension plan for executive officers, which is common in the utility industry, and the compensation of our executive officers is weighted towards stock, which is not included in the calculation of benefits under our pension plan. We believe, however, that given our current executive compensation program structure, the absence of these retirement benefits has not impeded our ability to attract and retain talented executive officers because our base salary and annual total compensation are competitive and provide executive officers the ability to accumulate substantial assets over time. If our stock price increases, executive officers should make up the deficiency in our retirement benefits relative to the market through the increased value of their restricted share unit awards.

        In addition to their benefits under our pension plan, Mr. Moore and Mr. Ruelle accrued vested benefits for periods of employment prior to rejoining us as officers in late 2002 and early 2003 under an executive salary continuation plan. These officers are not accruing additional benefits under this plan in connection with their current employment, and none of the other named executive officers are accruing benefits under this plan. Mr. Moore is receiving monthly payments of his vested benefits under this plan. In addition, Mr. Moore accrued vested benefits under the Kansas Gas and Electric Company Deferred Compensation Plan for a period of employment prior to rejoining us as an officer in late 2002. Please see "Pension Benefits" below for a more detailed discussion of the benefits provided to our named executive officers under these plans. The Committee has not taken into account these benefits related to prior periods of employment in setting current compensation for Mr. Moore and Mr. Ruelle.

Post-Termination Executive Compensation

        Our general philosophy is that an executive officer at termination of employment should only be paid compensation earned to the date of termination, except in the event of a change in control as discussed further below. If we terminate an executive officer's employment other than for cause, the executive officer terminates his or her employment for good reason, or the executive officer's employment terminates on account of death, disability or normal retirement, the compensation paid generally would include unpaid base salary, unused accrued vacation, and if the executive officer has retired, accumulated sick leave up to 30 days. In addition, the compensation paid would include a prorated portion of any unvested restricted share units awarded to executive officers starting in 2007. However, if an executive officer voluntarily terminates his or her employment prior to normal retirement, or if we terminate an executive officer's employment for cause, the executive officer generally would be entitled only to receive unpaid salary and unused accrued vacation, and the executive officer would not receive a prorated portion of any unvested restricted share units. In addition, executive officers would retain the benefits they have accrued under our pension plan. Please see the table titled "Potential Payments Upon Termination or Change in Control" below for the amount of the benefits payable to each of our named executive officers following a termination of employment under various circumstances.

Change in Control Agreements

        The possibility of a change in control can create uncertainty and generate questions among management that may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders. Accordingly, the Committee and the board of directors have taken steps to both minimize the risk that our executive officers will depart prior to a change in control, and to reinforce and encourage the continued attention and dedication of executive officers to their assigned duties without distraction in circumstances arising from the possibility of a change in control. The board of directors believes it important, in the event we or our shareholders receive a proposal for transfer of control, that our executive officers be able to continue their management responsibilities without being influenced by the uncertainties of their own personal situations.

        The board of directors has authorized change in control agreements for all of our executive officers other than Mr. Moore. The board of directors has not authorized change in control agreements for Mr. Moore, principally because he is receiving post-employment benefits from a prior period of employment with us. The board of directors believes these arrangements currently provide adequate protection to Mr. Moore, but the Committee reviews the status of these arrangements periodically.

        The board of directors believes that the payments that could be made under the change in control agreements are reasonable because of the amounts involved and, among other things, (i) no payments are made to executive officers unless there is both a change in control and subsequently a change in employment situation (this is commonly referred to as a "double-trigger" provision); (ii) the agreements provide for a two times payment multiple (less than the 2.99 times payment multiple provided by many utilities); (iii) if necessary to avoid tax penalties, the payments are reduced to the maximum amount that can be paid without triggering tax penalties; (iv) there are no "gross-up" payments to executive officers for taxes they incur as a result of receiving the change in control payments; and (v) we have the right to terminate the agreements with 180 days notice at any time prior to a change in control.

        Please see "Potential Payments Upon Termination or Change in Control" below for a more detailed description of the terms of the change in control agreements and the amount of the benefits payable to each of our named executive officers in the event of the termination of his employment for various reasons following a change in control.

Deferred Compensation

        We do not have a deferred compensation plan for cash compensation paid to any of the executive officers, including the named executive officers. However, we have a plan that authorizes the Committee, at its discretion, to permit executive officers to defer the receipt of shares of common stock that would otherwise be issued upon the vesting of restricted share units. The Committee may permit deferral of stock awards when we would not otherwise be able to take a tax deduction for compensation expense related to the receipt of shares upon the vesting of restricted share units. See the Non-qualfied Deferred Compensation table later in this proxy statement for information about deferrals by Mr. Moore. When he was previously employed by our subsidiary, Kansas Gas and Electric Company, Mr. Moore participated in a deferred compensation plan pursuant to which he deferred a portion of his cash compensation from 1983 through1991. We discuss this deferred compensation in more detail below in the section titled "Pension Benefits-KGE Deferred Compensation Plan."

Stock Ownership Requirements

        Our stock ownership requirements require each executive officer to own an amount of our common stock having a value equal to a multiple of the officer's base salary. The multiple ranges from two to five times base salary, depending upon the position of the executive officer. The Committee believes these requirements further align the interests of executive officers with the interests of our shareholders by ensuring our executive officers have a significant long-term stake in the Company and are subject to the risks of equity ownership. The current requirements are five times base salary for Mr. Moore, three times base salary for Mr. Ruelle, Mr. Sterbenz and Mr. Ludwig, and two times base salary for Mr. Irick and Mr. Akin. The Committee reviews compliance with the stock ownership requirements on an annual basis, and did so most recently at the February 2008 Committee meeting. As of January 1, 2008, each of the named executive officers except Mr. Ludwig satisfied the applicable requirement. We determine whether the requirements have been met using our closing stock price on the last trading day of the immediately preceding calendar year. Unvested restricted share units do not count towards satisfying the stock ownership requirement. We expect executive officers to achieve the applicable ownership requirement through the vesting of restricted share units within five years of the later of the adoption of the stock ownership requirements or their appointment to an executive officer position. If the executive officer's required level of stock ownership has been met, the executive officer may sell any additional shares owned during authorized trading periods.

Tax Deductibility of Compensation

        Under Section 162(m) of the Internal Revenue Code, we may not deduct certain forms of compensation in excess of $1 million paid to any of the named executive officers. Certain performance-based compensation is specifically exempt from the deduction limit. The Committee considers deductibility of compensation for federal income tax purposes in structuring our executive compensation program; however, to maintain flexibility in compensating executive officers in a manner designed to promote our various goals, the Committee does not design compensation programs solely for tax purposes. For example, our restricted share units are not eligible for the performance-based exemption from the Section 162(m) deduction limit.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with the Company's management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee
Mollie H. Carter, Chairman B. Anthony Isaac Sandra A.J. Lawrence Michael F. Morrissey

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

        The following tables, narrative and footnotes discuss the compensation for 2006 and 2007 of our named executive officers, except that no 2006 information is included for Mr. Akin and Mr. Ludwig because they were not named executive officers in 2006.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William B. Moore President and Chief Executive Officer	2007 2006	525,000 401,042	618,186 94,346	276,068 112,070	176,382 10,490	1,595,636 617,948
James S. Haines, Jr. Former Chief Executive Officer	2007 2006	453,365 750,000	666,369 255,193	130,701 51,085	55,611 11,200	1,306,046 1,067,478
Douglas R. Sterbenz Executive Vice President and Chief Operating Officer	2007 2006	361,875 275,000	552,607 163,392	47,458 10,884	10,752 290,165	972,692 739,441
Mark A. Ruelle Executive Vice President and Chief Financial Officer	2007 2006	372,159 275,000	477,241 85,737	52,146 8,838	10,752 10,201	912,298 379,776
Larry D. Irick Vice President, General Counsel and Corporate Secretary	2007 2006	225,750 205,750	269,493 231,797	61,081 17,192	10,718 136,541	567,042 591,280
Bruce A. Akin Vice President, Operations Strategy and Support	2007	218,850	247,638	29,672	10,313	506,473
James J. Ludwig Executive Vice President, Public Affairs and Consumer Services	2007	191,300	122,076	11,722	13,573	338,671

Salary

        The amounts reported in the Salary column of the Summary Compensation Table reflect the different salaries paid in 2006 and 2007 for different periods. See the Compensation Discussion and Analysis section of this proxy statement above for additional discussion of the adjustments to base salaries.

        Our compensation program does not include a bonus, either discretionary or performance based, for executive officers.

        In 2003, we entered into an employment letter with Mr. Haines that had a four-year term expiring on December 6, 2006 and provided for an annual base salary of $750,000 that was fixed for the four-year term. On August 23, 2006, we extended Mr. Haines' employment letter for an additional two years at an annual base salary of $750,000 for the extended term of the agreement. We made awards of restricted share units to Mr. Haines pursuant to the employment letter and the amendment as discussed below. In April 2007, Mr. Haines announced his retirement as a director and as our Chief Executive Officer. Certain of his restricted share units vested upon his retirement as discussed below.

Stock Awards

        The reported dollar value in the Stock Awards column of the Summary Compensation Table is equal to the compensation expense recognized in our 2007 financial statements for awards of restricted share units made to the named executive officers in 2007 and prior years. The compensation expense was determined under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment ("SFAS 123R"). The determination of compensation expense under SFAS 123R takes into account, among other things, the number of restricted share units awarded, dividend equivalents related to the restricted share units, the grant date fair value of the restricted share unit awards, and the conditions to vesting of the restricted share unit awards. For additional information about the assumptions we used in calculating such compensation expense, see Note 12 in our Notes to Consolidated Financial Statements, Employee Benefit Plans, Stock Based Compensation Plans, found in our Annual Report on Form 10-K for the period ended December 31, 2007, which is incorporated herein by reference.

        The reporting of compensation expense in the Stock Awards column makes the amounts for 2006 and 2007 not comparable to amounts reported in prior years, which were determined using a different methodology. Comparisons of the amounts between named executive officers for 2006 are also difficult to make because awards were made on different dates, with different accounting methodologies used to determine the related compensation expense depending on the date of the award, as we explain below. The reported dollar value of compensation expense in the Summary Compensation Table is different from both the grant date fair value of restricted share unit awards made in 2007 (see the Grants of Plan-Based Awards table below) and the market value of restricted share units on the date of vesting in 2007 (see the Option Exercises and Stock Vested table below).

        In 2002 and 2003 we made awards of restricted share units to each of the named executive officers (Mr. Haines, 250,000; Mr. Moore, 137,500; Mr. Ruelle and Mr. Sterbenz, 125,000; Mr. Irick 54,000; Mr. Akin 48,000; and Mr. Ludwig 20,000) providing for ratable vesting in equal installments on an annual basis over four years (three years in the case of Mr. Irick and Mr. Akin and two years in the case of Mr. Ludwig), subject to the officer continuing to be employed by us. In 2005, we made an award of 9,566 restricted share units to Mr. Ludwig providing for ratable vesting in equal installments on an annual basis over two years, subject to his continuing to be employed by us. We determined the related compensation expense for these awards on an accelerated basis under applicable accounting principles. As a result, in the case of the four-year awards, rather than recording one-fourth of the total compensation expense for the awards each year over the four-year vesting period, the percentage of the total compensation expense for the awards recorded each year was approximately 52.1%, 27.1%, 14.6% and 6.2%, respectively. Effective January 1, 2006, we adopted SFAS 123R and as a result, compensation expense for restricted share units awarded in 2006 and subsequent years is recorded on a ratable basis over the relevant vesting period. In April 2006 we awarded Mr. Irick and Mr. Akin, respectively, 13,193 and 11,409 restricted share units that vested on April 1, 2007. In December 2006, we awarded Mr. Haines 77,248 restricted share units that were to vest in equal annual installments over two years. Upon Mr. Haines' retirement in 2007, 25,184 shares vested and 52,064 restricted share units were forfeited. In January 2007, we awarded Mr. Moore, Mr. Sterbenz and Mr. Ruelle, respectively, 59,100, 53,700 and 53,700 restricted share units that vest in equal annual installments over three years. In April 2007, we awarded Mr. Irick, Mr. Akin and Mr. Ludwig, respectively, 28,800, 27,000 and 12,300 restricted share units that vest in equal annual installments over three years. In July 2007, we awarded Mr. Moore, Mr. Sterbenz and Mr. Ludwig, respectively, 23,400, 9,300 and 5,700 restricted share units that vest in equal annual installments over three years.

        The following table shows the portion of the total reported dollar value of stock awards in the Summary Compensation Table above that is related to 2007 compensation expense for awards of restricted share units in the specified years.

Name	2002 and 2003 Awards ($)	2005 Awards ($)	2006 Awards ($)	2007 Awards ($)	Total ($)
William B. Moore	—	—	—	618,186	618,186
James S. Haines, Jr.	—	—	666,369	—	666,369
Douglas R. Sterbenz	40,153	—	—	512,454	552,607
Mark A. Ruelle	3,073	—	—	474,168	477,241
Larry D. Irick	—	—	68,901	200,592	269,493
Bruce A. Akin	—	—	59,583	188,055	247,638
James J. Ludwig	—	12,939	—	109,137	122,076

Pension Benefits

        Amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table reflect the aggregate change during 2007 in the actuarial present value of each named executive officer's accumulated pension benefits. The material terms of our pension plans and the assumptions and methods used to determine these amounts are described following the Pension Benefits section of this proxy statement below.

All Other Compensation

        The following table identifies the amount of each item included in the All Other Compensation column of the Summary Compensation Table.

Name	401(k) Plan (1) ($)	Life Insurance (2) ($)	Discount on Stock for Compensation Program (3) ($)	Medical Benefit (4) ($)	Relocation Benefit (5) ($)	Sick Leave Award (6) ($)	Reimburse- ment for Taxes (7) ($)	Total ($)
William B. Moore	10,125	912	—	—	96,903	—	68,442	176,382
James S. Haines, Jr.	10,125	945	—	2,635	—	39,958	1,948	55,611
Douglas R. Sterbenz	10,125	627	—	—	—	—	—	10,752
Mark A. Ruelle	10,125	627	—	—	—	—	—	10,752
Larry D. Irick	10,125	492	101	—	—	—	—	10,718
Bruce A. Akin	9,848	465	—	—	—	—	—	10,313
James J. Ludwig	8,609	374	—	—	2,713	—	1,877	13,573

(1)
401(k) Plan amounts reflect matching contributions to the Employees' 401(k) Savings Plan for the named executive officers.

(2)
Life Insurance amounts reflect premiums paid on term life insurance for the benefit of the named executive officers under our group term life insurance plan provided to all non-union employees.

(3)
Discount on Stock for Compensation Program amount reflects the value of discounts received by Mr. Irick on shares purchased through the reinvestment of dividends that were paid on deferred shares of our common stock held under a stock for compensation program that was discontinued in 2000.

(4)
Medical Benefit amount reflects the costs associated with Mr. Haines' post-retirement medical benefits under the terms of his employment letter.

(5)
Relocation Benefit amounts reflect payments to Mr. Moore associated with his relocation to Topeka, Kansas, following his appointment as Chief Executive Officer, and payments to Mr. Ludwig associated with his relocation to Wichita, Kansas, following his appointment as Executive Vice President, Public Affairs and Consumer Services.

(6)
Sick Leave Award reflects the amount paid to Mr. Haines upon his retirement for unused sick leave under the terms of his employment letter.

(7)
Reimbursement for Taxes reflects amounts for tax gross-up payments related to the medical benefit under item (4) for Mr. Haines and the relocation benefits under item (5) for Mr. Moore and Mr. Ludwig.

Dividend Equivalents

        Each of the named executive officers received dividend equivalents on unvested restricted share units during 2007 (Mr. Haines, $197,849; Mr. Moore, $141,086; Mr. Ruelle, $51,310; Mr. Sterbenz, $47,759; Mr. Irick, $23,273; Mr. Akin, $20,513; and Mr. Ludwig, $11,728). These amounts are not required to be reported in the Summary Compensation Table because dividend equivalents are paid on restricted share units in an equal amount to the dividends paid on an equal number of shares of our common stock and dividend equivalents are factored into the grant date fair value of restricted share unit awards. As discussed in the Compensation Discussion and Analysis section of this proxy statement, dividend equivalents are taken into account in establishing the annual total compensation for named executive officers.

GRANTS OF PLAN-BASED AWARDS

        The following table sets forth information about awards of restricted share units to the named executive officers in 2007.

Name	Grant Date	Date of Board Action	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
William B. Moore	01/02/2007 07/02/2007	12/13/2006 06/27/2007	59,100 23,400	1,565,559 577,980
Douglas R. Sterbenz	01/02/2007 07/02/2007	12/13/2006 06/27/2007	53,700 9,300	1,422,513 229,710
Mark A. Ruelle	01/02/2007	12/13/2006	53,700	1,422,513
Larry D. Irick	04/02/2007	02/21/2007	28,800	802,368
Bruce A. Akin	04/02/2007	02/21/2007	27,000	752,220
James J. Ludwig	04/02/2007	02/21/2007	12,300	342,678
	07/02/2007	06/27/2007	5,700	140,790

        On December 13, 2006, the board of directors approved an award of 59,100 restricted share units to Mr. Moore and awards of 53,700 restricted share units to Mr. Ruelle and Mr. Sterbenz to be made on January 2, 2007. The reported dollar value of the awards is equal to the total number of restricted share units multiplied by the Company's closing stock price on January 3, 2007 ($26.49).

        On February 21, 2007, the board of directors approved awards of 28,800, 27,000 and 12,300 restricted share units, respectively, to Mr. Irick, Mr. Akin and Mr. Ludwig, to be made on April 2, 2007. The reported dollar value of the awards is equal to the total number of restricted share units multiplied by the Company's closing stock price on April 2, 2007 ($27.86).

        On June 27, 2007, the board of directors approved awards of 23,400, 9,300 and 5,700 restricted share units, respectively, to Mr. Moore, Mr. Sterbenz and Mr. Ludwig, to be made on July 2, 2007. The reported dollar value of the awards is equal to the total number of restricted share units multiplied by the Company's closing stock price on July 2, 2007 ($24.70).

        Each of these awards will vest in equal annual installments over three years, provided the officer is employed with us on each applicable vesting date. Upon a Qualifying Termination, the officer's restricted share units will vest on a prorated basis through the date of termination. The term "Qualifying Termination" is defined under the section of this proxy statement titled "Potential Payments Upon Termination."

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table sets forth information about the market value at December 31, 2007, of unvested restricted share units held by the named executive officers.

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
William B. Moore	97,283	2,523,521
Douglas R. Sterbenz	63,000	1,634,220
Mark A. Ruelle	53,700	1,392,978
Larry D. Irick	28,800	747,072
Bruce A. Akin	27,000	700,380
James J. Ludwig	19,000	492,860

        For each named executive officer, the reported market value is equal to his total number of unvested restricted share units multiplied by our closing stock price on December 31, 2007 of $25.94 per share. The awards of the restricted share units that had not vested as of December 31, 2007, were made in the periods indicated below.

Name	Year of Award	Restricted Share Units (#)	Vesting Schedule
William B. Moore	2007 1999	82,500 14,783	January 2, 2008 (19,700) July 2, 2008 (7,800) January 2, 2009 (19,700) July 2, 2009 (7,800) January 2, 2010 (19,700) July 2, 2010 (7,800) May 4, 2008 (1)
Douglas R. Sterbenz	2007	63,000	January 2, 2008 (17,900) July 2, 2008 (3,100) January 2, 2009 (17,900) July 2, 2009 (3,100) January 2, 2010 (17,900) July 2, 2010 (3,100)
Mark A. Ruelle	2007	53,700	January 2, 2008 (17,900) January 2, 2009 (17,900) January 2, 2010 (17,900)
Larry D. Irick	2007	28,800	April 2, 2008 (9,600) April 2, 2009 (9,600) April 2, 2010 (9,600)
Bruce A. Akin	2007	27,000	April 2, 2008 (9,000) April 2, 2009 (9,000) April 2, 2010 (9,000)
James J. Ludwig	2007 2001	18,000 1,000	April 2, 2008 (4,100) July 2, 2008 (1,900) April 2, 2009 (4,100) July 2, 2009 (1,900) April 2, 2010 (4,100) July 2, 2010 (1,900) Upon certain events (2)

(1)
The restricted share units granted to Mr. Moore in 1999 will vest on the earlier of the date that our stock price remains at or above $33.375 for a period of thirty consecutive trading days or May 4, 2008.

(2)
The restricted share units granted to Mr. Ludwig in 2001 will vest if the Company's stock price remains at $27.83 or above for a period of twenty consecutive trading days, or upon his death, disability or retirement if any of those events occur prior to the expiration of the restricted share units on February 8, 2011.

OPTION EXERCISES AND STOCK VESTED

        The following table sets forth information about the value of shares of our common stock received by the named executive officers as a result of the vesting of restricted share units in 2007.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William B. Moore	34,375	892,375
James S. Haines, Jr.	25,184	597,113
Douglas R. Sterbenz	31,250	883,125
Mark A. Ruelle	31,250	810,625
Larry D. Irick	13,193	363,071
Bruce A. Akin	11,409	313,976
James J. Ludwig	4,783	131,628

        The market value of the shares received by the named executive officers is based on our closing stock price on the date of vesting or the trading day immediately preceding the date of vesting in instances where the date of vesting was not a trading day. Mr. Ruelle, Mr. Sterbenz, Mr. Irick, Mr. Akin and Mr. Ludwig forfeited shares for the payment of federal, state and FICA withholding taxes relating to the vesting of the restricted share units (Mr. Ruelle, 10,016 shares; Mr. Sterbenz, 9,829 shares; Mr. Irick, 4,232 shares; Mr. Akin, 3,681 shares; and Mr. Ludwig, 1,626 shares). Mr. Haines and Mr. Moore forfeited shares for the payment of FICA withholding taxes relating to the vesting of the restricted share units (Mr. Haines, 523 shares; Mr. Moore, 1,044 shares) because they had previously elected to defer receipt of the shares they otherwise would have received on the vesting of the restricted share units reported above. Mr. Haines and Mr. Moore deferred 24,661 shares and 33,331 shares, respectively, after the forfeiture of shares for the payment of FICA withholding taxes. Mr. Haines and Mr. Moore each elected to have his deferred shares distributed to him in equal annual installments over a five-year period beginning on the first business day following the six-month anniversary of the termination of his employment.

PENSION BENEFITS

        The following table sets forth, at December 31, 2007, the present value of accumulated benefits payable to the named executive officers under our pension plan, our Executive Salary Continuation Plan, and the Kansas Gas and Electric Company Deferred Compensation Plan.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
William B. Moore	Retirement Plan (final average earnings) Retirement Plan (cash balance) Executive Salary Continuation Plan KGE Deferred Compensation Plan	22.4 5.0 22.4 n/a	426,900 75,034 2,112,712 1,360,611	— — 163,769 —
James S. Haines, Jr.	Retirement Plan (final average earnings) Retirement Plan (cash balance) Executive Salary Continuation Plan	16.3 4.6 16.3	196,716 64,839 791,125	7,218 2,014 68,795
Douglas R. Sterbenz	Retirement Plan (final average earnings)	10.6	148,697	—
Mark A. Ruelle	Retirement Plan (final average earnings) Retirement Plan (cash balance) Executive Salary Continuation Plan	10.5 5.0 10.5	69,194 50,620 74,791	— — —
Larry D. Irick	Retirement Plan (final average earnings)	8.6	163,419	—
Bruce A. Akin	Retirement Plan (final average earnings)	20.3	222,540	—
James J. Ludwig	Retirement Plan (final average earnings) Retirement Plan (cash balance)	12.3 5.0	124,260 40,116	— —

Retirement Plan

        The Westar Energy, Inc. Retirement Plan (the "Retirement Plan") is a broad-based tax-qualified defined benefit pension plan in which generally all of our employees, including the named executive officers, are eligible to participate. Participation is automatic and begins after an eligible employee completes one year of credited service. All of the named executive officers are fully vested in their plan benefits.

        The Retirement Plan uses two formulas to calculate benefits, a final average earnings formula for employees hired prior to January 1, 2002, and a cash balance formula for non-union employees hired (or re-hired) after December 31, 2001. "Final average earnings" generally means the average annual earnings of an employee measured over the sixty consecutive months that produce the highest monthly average within one hundred twenty consecutive months immediately preceding the employee's termination or retirement date. Earnings related to restricted share unit awards and dividend equivalents are not included in the calculation of final average earnings. In 2007, the Internal Revenue Code limited annual compensation that could be used in calculating pension benefits to $225,000.

        Mr. Haines, Mr. Moore, Mr. Ruelle and Mr. Ludwig accrued vested benefits calculated under the final average earnings formula during periods of employment with us (or our subsidiary, Kansas Gas and Electric Company) prior to recommencing employment with us (Mr. Haines and Mr. Moore rejoined us in December of 2002 and Mr. Ruelle and Mr. Ludwig rejoined us in January of 2003). Mr. Haines accrued a benefit calculated under the cash balance formula for periods of employment from December of 2002 until his retirement. Mr. Moore, Mr. Ruelle and Mr. Ludwig are also accruing a benefit calculated under the cash balance formula as a result of their current employment. Mr. Sterbenz, Mr. Irick and Mr. Akin are accruing benefits calculated under the final average earnings formula as a result of their current employment.

        Under the final average earnings formula, the accrued benefit for each plan participant equals:

    (1)
    1.5% times the participant's final average earnings plus .4% times the final average earnings in excess of covered compensation (certain wages subject to Social Security taxes) multiplied by credited service up to twenty years; plus

    (2)
    .8% times the final average earnings plus .4% times the final average earnings in excess of covered compensation multiplied by credited service in excess of 20 years up to a maximum of 35 years.

        Pension benefits accrued under the final average formula are paid as a monthly annuity generally for the participant's lifetime. The normal form of benefit for a married participant is a 50% joint and survivor annuity, which provides reduced monthly payments during the participant's lifetime and lifetime payments to the spouse following the participant's death in the amount of 50% of the reduced payments. Full benefits may be received when a participant reaches retirement age of 62 or age 60 with 35 years of service. Benefits are reduced if a participant elects to receive payments before achieving such age and years of service.

        Under the cash balance formula, a bookkeeping account is established for each plan participant and credited with interest and contribution credits. Participants may elect to receive benefits accrued under the cash balance formula either as an annuity or as a lump sum distribution. Interest is credited on a monthly basis during a plan year to each participant's account using an annual rate of interest determined each December by a plan-specific formula. The formula uses the one-year Treasury Constant Maturities plus 1% and the 30-year Treasury Constant Maturities for the preceding November to determine the new annual rate of interest to be paid for the plan year. The annual interest rates applicable for 2005, 2006 and 2007 were 4.89%, 4.73% and 4.69%, respectively. Contribution credits are determined by multiplying the contribution rate applicable for each participant's age (based upon the first day of the month) by the participant's plan earnings for that particular month. The contribution rate used is shown in the following table:

Age	Contribution Rate
Less than 30	3%
30 and above but less than 40	4%
40 and above but less than 45	5%
45 and above but less than 50	6%
50 or more	7%

        We calculated the amounts in the Present Value of Accumulated Benefit column in the Pension Benefits table above based on the same assumptions used for financial reporting purposes with respect to the Retirement Plan in our 2007 consolidated financial statements. For each named executive officer other than Mr. Haines, we calculated the present value of his accrued pension benefit as of December 31, 2007, using a discount rate of 6.25% and the RP-2000 combined healthy mortality tables for male and female annuitants, with mortality improvements projected as required by the Pension Protection Act of 2006 for 2008 funding valuations. Benefits were assumed to commence at the earliest unreduced retirement age (62) and to be made in the form of a life annuity. The calculations assume that the named executive officers continue to live and will work until the earliest unreduced retirement age. For Mr. Haines, we valued payments currently being made rather than calculating amounts payable in the form of a life annuity.

        We caution that the values reported in the Present Value of Accumulated Benefit column in the table above are hypothetical and are calculated and presented pursuant to SEC regulations and are based on assumptions used in preparing our audited 2007 consolidated financial statements. The Retirement Plan uses a different method of calculating actuarial present value for the purpose of determining a lump sum payment, if any, under the plan. The change in pension value from year to year is subject to volatility in interest rates and may not represent the value that a named executive officer will actually accrue under the Retirement Plan during any given year when based on the

Retirement Plan's current definition of actuarial present value. As a result, the values in the table above do not represent the value that a named executive officer would receive from the Retirement Plan had he actually retired on December 31, 2007.

Executive Salary Continuation Plan

        In addition to their benefits under our Retirement Plan, Mr. Haines, Mr. Moore and Mr. Ruelle accrued vested benefits for periods of employment prior to their rejoining us as officers in late 2002 and early 2003 under an executive salary continuation plan. Mr. Haines and Mr. Moore receive an annual benefit of $68,795 and $163,769, respectively, under the plan. The estimated annual benefit payable to Mr. Ruelle under the plan upon retirement at or after age 62 is $16,072.

        We calculated the present value of the benefits as of December 31, 2007 for the executive salary continuation plan in the Present Value of Accumulated Benefits column in the Pension Benefits table using a discount rate of 6.25% and the RP-2000 combined healthy mortality tables for male and female annuitants, with mortality improvements projected as required by the Pension Protection Act of 2006 for 2008 funding valuations. For Mr. Ruelle, we calculated the present value of his benefit as a 15-year annuity. The 15-year period was reduced for Mr. Haines and Mr. Moore to reflect the fact that their benefits are currently in pay status. These three named executive officers are not accruing additional benefits under the plan as a result of their current employment. Mr. Sterbenz, Mr. Irick, Mr. Akin and Mr. Ludwig are not participants in this plan.

KGE Deferred Compensation Plan

        Prior to our acquisition in 1992 of our subsidiary, Kansas Gas and Electric Company ("KGE"), KGE permitted certain employees to participate in the KGE Deferred Compensation Plan. Mr. Moore deferred a portion of his compensation from 1983 to 1991. Beginning the first day of the month following the day he attains age 65 or would have attained age 65 had he lived, Mr. Moore or his designated beneficiary will receive supplemental retirement income or survivor payments of $20,525 per month over a fifteen-year period pursuant to the plan. We have reported the benefits under this plan in the table above, and not in the Nonqualified Deferred Compensation table below, because the benefits payable to Mr. Moore are fixed, fully vested, payable to him at his normal retirement age, and not subject to reduction or termination in the event of termination of employment, early retirement, death or disability, which we believe makes these benefits equivalent to pension benefits.

NONQUALIFIED DEFERRED COMPENSATION

        The following table sets forth information about compensation deferred by the named executive officers.

Name	Aggregate Balance at Last Fiscal Year End ($)
James S. Haines, Jr.	3,825,061
William B. Moore	1,742,104
Douglas R. Sterbenz	102,253
Larry D. Irick	23,788

        The aggregate balance for Mr. Haines is determined by multiplying 147,458 deferred restricted share units by the closing market price of our common stock on December 31, 2007 of $25.94. The aggregate balance for Mr. Moore is determined by multiplying 66,605 deferred restricted share units plus 554 deferred reinvested dividend equivalents earned on restricted share units by the closing market price of our common stock on December 31, 2007 of $25.94. The aggregate balance for Mr. Sterbenz is the sum of deferred dividends ($74,030) paid on shares of Guardian International, Inc. ("Guardian") preferred stock and interest ($28,223) paid on those deferred dividends. The aggregate balance for Mr. Irick is determined by multiplying 612 stock units deferred under the Stock for Compensation program and 207 deferred reinvested dividend equivalents previously earned on restricted share units by the closing market price of our common stock on December 31, 2007 of $25.94. Mr. Irick's balance also includes deferred dividends ($1,759) paid on shares of Guardian preferred stock and interest ($784) paid on those deferred dividends. The shares of Guardian preferred stock were formerly linked to restricted share units awarded to Mr. Sterbenz and Mr. Irick in 2002, which subsequently vested in 2004 and 2005. The Guardian preferred stock was redeemed in 2006 and the dividend and interest amounts were paid to Mr. Sterbenz and Mr. Irick in February and March of 2008, respectively. Compensation related to theses awards was previously reported in our proxy statements for the 2003 and 2006 annual meetings of shareholders. There are no earnings on the restricted share units deferred by Mr. Haines and Mr. Moore because they did not elect to defer receipt of the dividend equivalents associated with these restricted share units. Discounts related to reinvested dividends on the stock units deferred by Mr. Irick are reported in All Other Compensation in the Summary Compensation Table.

        As discussed above under "Pension Benefits" in the paragraph titled KGE Deferred Compensation Plan, we report benefits payable to Mr. Moore under the KGE Deferred Compensation Plan as pension benefits.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Potential Payments Upon Termination

        Mr. Haines.    Mr. Haines retired from the Company in 2007. Under the terms of Mr. Haines' employment letter, he received his base salary and accrued vacation through the date of his termination, a lump sum payment for accrued sick leave, and 25,184 shares of our common stock as a prorated portion of his unvested restricted share units. We will also continue to provide medical benefits for Mr. Haines and his spouse for the remainder of their lives under the terms of his employment letter.

        Other Named Executive Officers.    Except in the case of a change in control as discussed below, if the employment of any of the named executive officers other than Mr. Haines terminates for any reason, he will receive a lump-sum cash amount equal to the sum of his base salary and any accrued vacation pay through the date of termination, to the extent not previously paid. In addition, restricted share units awarded to the named executive officer will vest on a prorated basis through the date of termination upon a Qualifying Termination. In the case of these executive officers, the term "Qualifying Termination" means termination by us other than for "Cause," termination by an officer for "Good Reason", or termination by reason of death, disability or normal retirement. The terms "Cause" and "Good Reason" have the same meanings given to such terms in the change in control agreements described below.

Potential Payments Upon Change in Control

        On August 20, 2005, the board of directors approved change in control agreements for all of the named executive officers except for Mr. Haines and Mr. Moore, which were executed in January of 2006.

        Under the change in control agreements, an officer is eligible to receive the following benefits if, within three years after a change in control, we terminate the officer's employment without "Cause" or the officer terminates his or her employment for "Good Reason":

  •
  a severance payment equal to two times the sum of (1) the officer's base salary on the date of the change in control or, if higher, the date of termination, (2) the annual amount of the dividend equivalents payable to the officer, based on our annual dividend and the "Annual RSU Grant" (defined as the number of restricted share units awarded under the officer's most recent restricted share unit award divided by the number of years over which the award vests), and (3) the value of the officer's Annual RSU Grant (regardless of conditions for vesting) based on the higher of our stock price at the date of the change in control or the date of termination;

  •
  a cash payment for accrued vacation and up to thirty days of accumulated sick leave;

  •
  participation in our (or our successor's) welfare benefit plans for two years following termination (or until the officer is receiving comparable benefits from a new employer) on the same terms as benefits are provided to officers at the time of termination;

  •
  a cash payment equal to the actuarial present value of pension plan benefits for two additional years of service; and

  •
  we (or our successor) will cause directors and officers liability insurance to be provided to the officer for at least five years following termination.

        If necessary to avoid excise taxes, the severance payment will be reduced to the maximum amount that can be paid without triggering excise taxes. There are no gross-up payments to executive officers for taxes they incur as a result of receiving change in control payments. We have the right to terminate the change in control agreement with 180 days notice at any time prior to a change in control.

        The term "Cause" generally means the officer's conviction of a felony or crime involving moral turpitude, the officer's commission of a willful act of fraud or dishonesty with respect to us, the officer's willful and repeated failure to perform substantially his or her material duties to us, the officer's engaging in significant activity that is materially harmful to our reputation, or the officer's breach of his or her fiduciary responsibilities to us or our shareholders.

        The term "Change in Control" generally means the sale of all or substantially all of our assets, a person becoming the beneficial owner of 20 percent or more of our outstanding voting securities, a merger or consolidation, or our continuing directors ceasing for any reason to constitute a majority of the board of directors.

        The term "Good Reason" generally means any change in an officer's status as an officer, a reduction in total compensation, any requirement that the officer relocate more than 80 miles to a location outside our Kansas retail electric service territory, or any action that materially and adversely affects the officer's participation in or reduces the officer's benefits under any benefit plan.

Termination and Change in Control Tables.

        The tables below show the payments we would make to each of the named executive officers following termination of his employment in various circumstances, including termination following a change in control. We made the following assumptions in calculating the payments to each of the named executive officers:

  •
  We assumed a termination date of December 31, 2007 as required by the applicable SEC regulations.

  •
  We made calculations consistent with the terms of his change in control agreement, if applicable, as described above.

  •
  We assumed each officer had been paid all base salary through the date of termination.

  •
  We used our closing common stock price on December 31, 2007 ($25.94) to value unvested restricted share units except, in the case of a change of control, we used the average of the high and low stock price of our common stock on December 31, 2007 ($26.115) as required by the terms of the change in control agreements.

  •
  We used our annual dividend of $1.08 per share on our common stock at December 31, 2007 to calculate dividend equivalents payable in the event of a qualifying termination following a change in control.

  •
  We omitted payments or benefits we provide to all salaried employees upon termination of employment in the applicable circumstances, including accrued unused vacation and payment for one month of accumulated sick leave contingent upon certain conditions being met.

        We also made the following assumptions in calculating the payments to certain of the named executive officers:

  •
  To calculate pension-related payments, we assumed, in Mr. Ruelle's case, no change in pay or pay limits relating to the cash balance formula and we used two years of contribution credits as the present value. In the case of Mr. Sterbenz, Mr. Irick and Mr. Akin, we assumed no change to the actual final average earnings used in the calculation and we used two additional years of pension service in calculating the pension value.

William B. Moore, President and Chief Executive Officer

Executive Benefits and Payments Upon Termination	Voluntary Termination By Officer ($)	Normal Retirement, Death or Disability ($)	Termination by Company without Cause or by Officer for Good Reason ($)	Termination by Company for Cause ($)	Qualifying Termination After Change in Control ($)
Base Salary	—	—	—	—	—
Unvested Restricted Share Units	—	611,043	611,043	—	—
Dividend Equivalents	—	—	—	—	—
Medical and Welfare Plan Benefits	—	—	—	—	—
Accrued Sick Leave	—	—	—	—	—
Pension Related Payment	—	—	—	—	—

Total	—	611,043	611,043	—	—

Douglas R. Sterbenz, Executive Vice President and Chief Operating Officer

Executive Benefits and Payments Upon Termination	Voluntary Termination By Officer ($)	Normal Retirement, Death or Disability ($)	Termination by Company without Cause or by Officer for Good Reason ($)	Termination by Company for Cause ($)	Qualifying Termination After Change in Control ($)
Base Salary	—	—	—	—	830,000
Unvested Restricted Share Units	—	503,340	503,340	—	1,096,830
Dividend Equivalents	—	—	—	—	45,360
Medical and Welfare Plan Benefits	—	—	—	—	16,568
Accrued Sick Leave	—	—	—	—	47,885
Pension Related Payment	—	—	—	—	38,095

Total	—	503,340	503,340	—	2,074,738

Mark A. Ruelle, Executive Vice President and Chief Financial Officer

Executive Benefits and Payments Upon Termination	Voluntary Termination By Officer ($)	Normal Retirement, Death or Disability ($)	Termination by Company without Cause or by Officer for Good Reason ($)	Termination by Company for Cause ($)	Qualifying Termination After Change in Control ($)
Base Salary	—	—	—	—	800,000
Unvested Restricted Share Units	—	463,029	463,029	—	934,917
Dividend Equivalents	—	—	—	—	38,664
Medical and Welfare Plan Benefits	—	—	—	—	14,834
Accrued Sick Leave	—	—	—	—	46,154
Pension Related Payment	—	—	—	—	27,000

Total	—	463,029	463,029	—	1,861,569

Larry D. Irick, Vice President, General Counsel and Corporate Secretary

Executive Benefits and Payments Upon Termination	Voluntary Termination By Officer ($)	Normal Retirement, Death or Disability ($)	Termination by Company without Cause or by Officer for Good Reason ($)	Termination by Company for Cause ($)	Qualifying Termination After Change in Control ($)
Base Salary	—	—	—	—	458,000
Unvested Restricted Share Units	—	187,598	187,598	—	501,408
Dividend Equivalents	—	—	—	—	20,736
Medical and Welfare Plan Benefits	—	—	—	—	10,330
Accrued Sick Leave	—	—	—	—	26,424
Pension Related Payment	—	—	—	—	28,100

Total	—	187,598	187,598	—	1,044,998

Bruce A. Akin, Vice President, Operations Strategy and Support

Executive Benefits and Payments Upon Termination	Voluntary Termination By Officer ($)	Normal Retirement, Death or Disability ($)	Termination by Company without Cause or by Officer for Good Reason ($)	Termination by Company for Cause ($)	Qualifying Termination After Change in Control ($)
Base Salary	—	—	—	—	447,600
Unvested Restricted Share Units	—	175,873	175,873	—	470,070
Dividend Equivalents	—	—	—	—	19,440
Medical and Welfare Plan Benefits	—	—	—	—	16,157
Accrued Sick Leave	—	—	—	—	25,824
Pension Related Payment	—	—	—	—	12,957

Total	—	175,873	175,873	—	992,048

James J. Ludwig, Executive Vice President, Public Affairs and Consumer Services

Executive Benefits and Payments Upon Termination	Voluntary Termination By Officer ($)	Normal Retirement, Death or Disability ($)	Termination by Company without Cause or by Officer for Good Reason ($)	Termination by Company for Cause ($)	Qualifying Termination After Change in Control ($)
Base Salary	—	—	—	—	430,000
Unvested Restricted Share Units	—	$104,824	$104,824	—	313,380
Dividend Equivalents	—	—	—	—	12,960
Medical and Welfare Plan Benefits	—	—	—	—	15,865
Accrued Sick Leave	—	—	—	—	24,809
Pension Related Payment	—	—	—	—	23,609

Total	—	$104,824	$104,824	—	820,623

DIRECTOR COMPENSATION

        The following table describes the compensation that was paid in 2007 to our non-employee directors. Neither Mr. Haines nor Mr. Moore received or receives any compensation in his capacity as director. Compensation paid to each of Mr. Haines and Mr. Moore in his capacity as executive officer is presented above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mollie H. Carter	47,400	52,270	3,917	19,638	123,225
Charles Q. Chandler IV	43,400	104,540	15,944	45,614	209,498
R.A. Edwards	43,400	52,270	772	26,340	122,782
Jerry B. Farley	43,400	52,609	—	3,862	99,871
B. Anthony Isaac	42,400	52,270	—	0	94,670
Arthur B. Krause	48,400	52,270	—	0	100,670
Sandra A. Lawrence	47,400	52,609	2,467	10,144	112,620
Michael F. Morrissey	53,400	52,270	—	0	105,670
John C. Nettels, Jr.	34,400	52,270	—	19,156	105,826

Fees Earned or Paid in Cash

        The amounts shown in the column "Fees Earned or Paid in Cash" include annual retainers, paid quarterly, and meeting attendance fees. In 2007, we paid our non-employee directors an annual retainer of $20,000, except the chairman of the board who received an annual retainer of $35,000, an annual retainer of $5,000 for serving as a committee chair, except the chairman of the Audit Committee who received an annual retainer of $8,000, a fee of $1,200 for each board of directors meeting attended, and a fee of $1,000 for each committee meeting attended.

        In December 2007, the Nominating and Corporate Governance Committee proposed and the board of directors approved modifications to the terms of compensation payable to non-employee directors beginning in 2008. The proposed modifications resulted from the committee's review of our directors' roles and responsibilities and a study regarding director compensation prepared by an independent consulting firm. The study included market data regarding the compensation provided to directors at comparably sized companies and recommended modifications to our current compensation package. The committee had last reviewed compensation for non-employee directors in June 2004.

        In 2008, we will pay our non-employee directors an annual retainer of $25,000, except the chairman of the board who will receive an annual retainer of $40,000. Each committee chairperson will receive an annual retainer of $7,500, except the chairman of the Audit Committee will receive an annual retainer of $12,000. Non-employee directors will receive a fee of $1,500 for each board of directors or committee meeting attended.

Stock Awards

        The amounts shown in the column "Stock Awards" are equal to the compensation expense we recognized in 2007 with respect to grants of common stock in 2007 and grants of restricted share units in prior years. We calculated this expense in accordance with SFAS 123R. The determination of compensation expense under SFAS 123R takes into account, among other things, the number of shares in the stock award and the average of our high and low stock price on the grant date, the number of restricted share units awarded, dividend equivalents related to the restricted share units, the grant date fair value of the restricted share unit awards, and the conditions to vesting of the restricted share unit awards. For additional information about the assumptions we used in calculating such compensation expense, see Note 12 in our Notes to Consolidated Financial Statements, Employee Benefit Plans, Stock Based Compensation Plans, found in our Annual Report on Form 10-K for the period ended December 31, 2007, which is incorporated herein by reference.

        On January 2, 2007, we granted each outside director an annual stock award of 2,000 shares and we granted Mr. Chandler an additional 2,000 shares for his service as chairman of the board. The grant date fair value of each grant of 2,000 shares was $52,270, and the grant date fair value of the grant of 4,000 shares to Mr. Chandler was $104,540. In accordance with SFAS 123R, we determined the grant date fair value of each such award by multiplying the number of shares granted by $26.135, the average of our high and low common stock price on December 29, 2006.

        Prior to 2005, outside directors received an annual grant of restricted share units in addition to a stock award. The following table sets forth the grant date, the number of restricted share units, and the grant date fair value, of each grant with respect to which expense was recorded in 2007.

Name	Grant Date	Restricted Share Units Granted (#)	Grant Date Fair Value ($)
Jerry B. Farley	October 20, 2004	187	3,796
Sandra A. Lawrence	October 20, 2004	187	3,796

        The restricted share units granted to our outside directors vested in one-third annual increments on the first three anniversaries of the grant date. All such restricted share units have vested.

        Restricted share units have dividend equivalents associated with them. Unless deferred, the director will receive cash payments on our dividend payment dates in an amount equal to the amount of the cash that the director would have received if the director owned the number of shares of our common stock represented by the restricted share units. Dividend equivalents may be deferred and, if deferred, are reinvested in our common stock. Dividend equivalents on restricted share units are not included in the Director Compensation table because in accordance with SFAS 123R, they are included in the grant date fair value figures set forth above.

Election to be Paid in Stock

        An outside director may elect to have all or a portion of any cash fees paid in stock rather than cash in accordance with our 1996 Long Term Incentive and Share Award Plan. If a director elects to receive retainers and attendance fees in shares of our common stock, the number of shares to be distributed to a director in lieu of cash compensation is determined by dividing the elected dollar amount of cash compensation by the average of our high and low common stock price on the last day of the immediately preceding quarter (or, if such day was not a trading day, on the next preceding day the shares were traded) as reported on the New York Stock Exchange Composite Listing.

Election to Defer Compensation

        An outside director may elect to defer payment of cash fees or stock in accordance with the provisions of our Non-Employee Director Deferred Compensation Plan. A portion of the interest earned on deferred cash fees is reported under the column, "Change in Pension Value and Nonqualified Deferred Compensation Earnings." If a director elects to receive retainers and attendance fees in shares of our common stock, and defers receipt of such shares, dividends earned on such deferred shares are reflected under the column "All Other Compensation."

Change in Pension Value and Nonqualified Deferred Compensation Earnings

        Amounts in this column reflect interest actually accrued on deferred cash compensation less the interest that would have accrued at 120% of the applicable long-term federal interest rate.

All Other Compensation

        This column is comprised of the following components:

  •
  Interest on the aggregate of all compensation deferred in cash (including compensation deferred in cash in 2007 as well as in prior years), but only to the extent not already reflected in the column "Change in Pension Value and Nonqualified Deferred Compensation Earnings."

  •
  Dividends on deferred compensation paid in shares of our common stock and on deferred stock awards.

  •
  Charitable contribution matching.

        Interest on deferred cash compensation accrues at a rate of 1.0% above the Prime Rate and compounds quarterly. "Prime Rate" is defined as the prime rate of interest in effect on the first business day of the applicable calendar year as such rate is reported by the Wall Street Journal. Dividends on deferred compensation paid in shares of stock and on deferred stock awards, are credited to the director as if they had been reinvested in shares of our common stock at a share price equal to the average of the daily high and low prices of our common stock as reported on the New York Stock Exchange for the three trading days immediately preceding the day the dividend is credited. Dividend equivalents on unvested restricted share units are, if not deferred by the director, paid in cash on our dividend payment dates in an amount equal to the amount of the cash that the director would have received if the director owned the number of shares of our common stock represented by the restricted share units. If dividend equivalents on unvested restricted share units are deferred, the dividend equivalents are credited to the director in the same manner as dividends on deferred compensation.

        In the fiscal year ended December 31, 2007, Mr. Chandler was credited with $20,120 in dividends on deferred stock awards and $25,494 of interest on deferred cash compensation, Mr. Edwards was credited with $13,586 in dividends on deferred compensation taken in shares of our common stock and with $11,522 in dividends on deferred stock awards. Mr. Nettels was credited with $13,521 in dividends on deferred stock awards.

        Non-employee directors are eligible to participate in our matching gift program on the same terms as our employees. Under this program, we will match on a dollar-for-dollar basis charitable contributions to Kansas colleges and universities made by directors, employees and their spouses up to $1,000 per household each year.

Reimbursements

        We reimburse directors for travel and other out-of-pocket expenses incurred by them that are incidental to attending meetings. We also reimburse directors for reasonable expenses relating to ongoing director education. In addition, we provide liability insurance to our directors under our directors and officers insurance policies.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes the total shares of our common stock that may be received by holders of restricted share units and options upon the vesting of restricted share units and the exercise of currently outstanding options, the weighted average exercise price of those outstanding options and the number of shares of our common stock that are still available for future issuance under our equity compensation plans after considering the restricted share units and stock options currently outstanding.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#)(1)	Weighted average exercise price of outstanding options, warrants and rights ($)(2)	Number of shares remaining available for future issuance (#)
Long Term Incentive and Share Award Plan (the only equity compensation plan approved by our shareholders)	1,597,196	37.11	1,018,739
Any equity compensation plans not approved by our shareholders	—	—	—

Total	1,597,196	37.11	1,018,739

(1)
Includes shares issuable with respect to restricted share units, reinvested dividend equivalents, deferred restricted share unit grants, nonqualified stock options, stock for compensation share units, director stock awards and deferred director retainer and meeting fees payable in stock.

(2)
Excludes restricted share units referred to in footnote (1).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the Compensation Committee members has ever been an officer or employee of the Company, is or was a participant in a "related person" transaction in 2007, or is an executive officer of another entity at which one of our executive officers serves on the board of directors. Please see "Corporate Governance Matters—Policies and Procedures for Approval of Related Person Transactions" above for a description of our policy on related person transactions.

Item 2 on the Proxy Card

RATIFICATION AND CONFIRMATION OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008

        Deloitte & Touche LLP has acted as our independent registered public accounting firm since 2002. In February 2008, the Audit Committee appointed Deloitte & Touche LLP to act as our independent registered public accounting firm and to examine our consolidated financial statements, and those of our subsidiaries, for the year ending December 31, 2008 and the effectiveness of our internal control over financial reporting as of December 31, 2008. You are being asked to ratify and confirm that appointment at the annual meeting.

        Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions. If the appointment of Deloitte & Touche LLP is not ratified at the meeting, the Audit Committee will consider the selection of another accounting firm.

Independent Registered Accounting Firm Fees

        The aggregate fees, including expenses, of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for fiscal years ended December 31, 2007 and 2006 are as follows:

	2007	2006
Audit fees(1)	$2,057,463	$1,826,866
Audit-related fees(2)	90,436	91,372

Total audit and audit-related fees	2,147,899	1,918,238
Tax fees(3)	50,525	0

Total fees(4)	$2,198,424	$1,918,238

(1)
Audit fees for 2007 include $1,866,568 relating to the audit of our annual consolidated financial statements, the audit of our subsidiary's annual financial statements, reviews of quarterly financial statements, and the audit of our internal control over financial reporting; $181,639 relating to consultation regarding our equity offerings; $6,189 relating to services provided in connection with certain securities filings; and $3,067 relating to audit training.

The 2006 fees include $1,802,536 relating to the audit of our annual consolidated financial statements, the audit of our subsidiary's annual financial statements, reviews of quarterly financial statements, and the audit of our internal control over financial reporting; $23,130 relating to interpretation of rules and standards; and $1,200 relating to consultation regarding proposed financing transactions.

(2)
Audit-related fees for 2007 include $85,500 related to audits conducted of Company sponsored benefit plans and $4,936 related to procedures performed in connection with a filing made to a state regulatory agency. The 2006 audit-related fees include $74,300 related to audits conducted of Company sponsored benefit plans, $11,934 related to an annual review of transfer agent functions performed by our Shareholder Services Department, and $5,138 related to consultations on certain accounting matters not arising as a part of the annual audit or quarterly reviews and other various matters.

(3)
Tax fees for 2007 relate to permitted tax services pertaining to the implementation of certain IRS regulations.

(4)
For 2007 and 2006, each of the permitted non-audit services were pre-approved by the Audit Committee or the Audit Committee's chairman pursuant to authority delegated by the Audit

  Committee, other than de minimus non-audit services for which the pre-approval requirements are waived in accordance with the rules and regulations of the SEC.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee charter provides that the Audit Committee will pre-approve audit services and non-audit services to be provided by our independent registered public accounting firm before the firm is engaged to render these services. The Audit Committee may consult with management in making its decision, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the persons designated present the pre-approvals to the full committee at the next committee meeting.

        In 2004, the Audit Committee adopted an Audit and Non-Audit Services Pre-Approval Policy (the "Pre-Approval Policy"). The Pre-Approval Policy authorizes the chairman of the Audit Committee to pre-approve the retention of the independent registered public accounting firm for audit-related and permitted non-audit services not contemplated by the engagement letter for the annual audit, provided that: (a) these services are approved no more than thirty days in advance of the independent registered public accounting firm commencing work; (b) the fees to be paid to the independent registered public accounting firm for services related to any single engagement do not exceed $50,000; and (c) the chairman advises the Audit Committee of the pre-approval of the services at the next meeting of the Audit Committee following the approval.

        The Audit Committee will periodically assess the suitability of our independent registered public accounting firm, taking into account all relevant fees and circumstances, including the possible consideration of the qualifications of other accounting firms.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RATIFICATION AND CONFIRMATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        The SEC's rules require our directors and executive officers to file reports of their holdings and transactions in our common stock. Based solely on our review of the reports filed under Section 16(a) of the Exchange Act and written representations that no other reports were required, we believe that, during the fiscal year ended December 31, 2007, all required filings applicable to our executive officers, directors and owners of more than ten percent of our common stock were made and that such persons were in compliance with the Exchange Act requirements.

Shareholder Proposals

        Proposals for Inclusion in the Proxy Statement.    The 2009 Annual Meeting of Shareholders is scheduled to be held on May 21, 2009. Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2009 Annual Meeting of Shareholders, shareholder proposals must be received by our Corporate Secretary no later than December 2, 2008, and must otherwise comply with the requirements of Rule 14a-8.

        Proposals not Included in the Proxy Statement.    In addition, our articles of incorporation establish an advance notice procedure with regard to certain matters, including shareholder proposals not intended to be included in the Company's proxy materials mailed to shareholders, to be brought before an annual meeting of shareholders. In general, notice must be received by our Corporate Secretary not less than 60 days nor more than 90 days prior to the annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Therefore, such a proposal must have been received by our Corporate Secretary between February 15, 2008, and March 16, 2008, to be presented at the Company's 2008 Annual Meeting of Shareholders and will need to be received between February 20, 2009, and March 22, 2009, to be presented at the Company's 2009 Annual Meeting of Shareholders. No shareholder proposals have been received for the 2008 Annual Meeting of Shareholders.

        If a shareholder who has notified the Company of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, the proposal will not be presented for a vote at such meeting.

Director Recommendations and Nominations

        Submitting Director Recommendations to the Nominating and Corporate Governance Committee. If a shareholder wishes the Nominating and Corporate Governance Committee to consider an individual as a candidate for election to the board of directors, the shareholder must submit a proper and timely request as follows:

  •
  Timing.  The shareholder must provide the Nominating and Corporate Governance Committee written notice by no later than October 1 of the year prior to the annual meeting of shareholders at which the candidate would seek to be elected.

  •
  Information.  The shareholder's notice must include the following information:

  •
  The name and address of the shareholder making the submission and the name, address and telephone number of the candidate to be considered;

  •
  The class or series and number of shares of the Company's stock that are beneficially owned by the shareholder making the submission, a description of all arrangements or understandings between the shareholder and the candidate with respect to the candidate's nomination and election as a director, and an executed written consent of the candidate to serve as a director of the Company if so elected;

  •
  A copy of the candidate's resume and references; and

  •
  An analysis of the candidate's qualifications to serve on the board of directors and on each of the board's committees in light of the criteria set forth in our Corporate Governance Guidelines and established by the Nominating and Corporate Governance Committee (including all regulatory requirements incorporated by references therein).

        Shareholder Nominations Made at the Annual Meeting of Shareholders.    The Company's articles of incorporation provide that shareholders may nominate persons for election as directors and have such nominees' names included on the ballot distributed at the annual meeting by providing our Corporate Secretary written notice not less than 60 days nor more than 90 days prior to the annual meeting. The notice must contain prescribed information about the proponent and each nominee, including the information about the nominee that would have been required to be included in a proxy statement filed under SEC rules had such nominee been nominated by the board of directors. Such a notice must have been received by our Corporate Secretary between February 15, 2008, and March 16, 2008, to be presented at the Company's 2008 Annual Meeting of Shareholders and will need to be received between February 20, 2009, and March 22, 2009, to be presented at the Company's 2009 Annual Meeting of Shareholders. No such notice has been received for the 2008 Annual Meeting of Shareholders.

        If a shareholder who has notified the Company of his intention to make a nomination at an annual meeting does not appear or send a qualified representative to make his nomination at such meeting, the nominee will not be included on the ballot distributed at the meeting.

Annual Report to Shareholders

        Our Annual Report to Shareholders for the year ended December 31, 2007 was mailed to our shareholders on or about April 1, 2008. The Annual Report contains financial statements audited by Deloitte & Touche LLP, our independent registered public accounting firm. The Annual Report is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

Other Business

        Under the laws of Kansas, where we are incorporated, no business other than procedural matters may be raised at the annual meeting unless proper notice to the shareholders has been given. We do not expect any business to come up for shareholder vote at the meeting other than the election of directors and the ratification and confirmation of our independent registered public accounting firm. If, however, any other matters properly come before the meeting, your proxy card authorizes the persons named as proxies to vote in accordance with their judgment on such other matters.

No Incorporation by Reference

        Notwithstanding any general language that may be to the contrary in any document filed with the SEC, the information in this proxy statement under the captions "Audit Committee Report" and "Compensation Committee Report" shall not be incorporated by reference into any document filed with the SEC. The information contained on our Internet website is not part of this document.

Questions

        If you have any questions or need more information about the annual meeting, write to:

Westar Energy, Inc. P.O. Box 750320 Topeka, Kansas 66675-0320 Attention: Shareholder Services

or call us at (800) 527-2495 or (785) 575-6394.

Notices and Requests

        All notices of proposals by shareholders, whether or not to be included in the Company's proxy materials, and all requests and other notices that we have stated you should direct to our Corporate Secretary should be sent to:

Westar Energy, Inc. 818 S. Kansas Avenue Topeka, Kansas 66612 Attention: Corporate Secretary
By Order of the Board of Directors,

Larry D. Irick Vice President, General Counsel and Corporate Secretary
Topeka, Kansas April 1, 2008

APPENDIX A
WESTAR ENERGY, INC.
A Kansas corporation
(the "Company")
Audit Committee Charter
Adopted December 10, 2003

Purpose

        The Audit Committee (the "Committee") is created by the Board of Directors of the Company to:

  •
  assist the Board in its oversight of the integrity of the financial statements of the Company; the qualifications, independence and performance of the Company's independent auditors; the performance of the Company's internal audit function; and compliance by the Company with legal and regulatory requirements;

  •
  prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company's annual proxy statement.

Membership

        The Committee shall consist of at least three and no more than six members, comprised solely of independent directors meeting the independence and experience requirements of the New York Stock Exchange. No committee member shall simultaneously serve on the audit committees of more than two other public companies. The Nominating and Corporate Governance Committee shall recommend nominees for appointment to the Committee annually and as vacancies or newly created positions occur. Committee members shall be appointed by the Board and may be removed by the Board at any time. The Nominating and Corporate Governance Committee shall recommend to the Board, and the Board shall designate, the Chairman of the Committee.

Authority and Responsibilities

        In addition to any other responsibilities which may be assigned from time to time by the Board, the Committee is responsible for the following matters:

Independent Auditors

  •
  The Committee has the sole authority to appoint, compensate, retain, oversee and terminate the independent auditors of the Company (subject, if applicable, to shareholder ratification), including sole authority to approve all audit engagement fees and terms and permissible non-audit services to be provided by the independent auditors. The independent auditor must report directly to the Committee. The Committee shall pre-approve the audit services and non-audit services to be provided by the Company's independent auditors before the accountant is engaged to render such services. The Committee may consult with management in the decision making process, but may not delegate this authority to management. The Committee may delegate its authority to pre-approve services to one or more Committee members, provided that such designees present any such approvals to the full Committee at the next Committee meeting.

  •
  The Committee shall review and approve the scope and staffing of the independent auditors' annual audit plan(s).

  •
  The Committee shall evaluate the independent auditors' qualifications, performance and independence, and shall present its conclusions with respect to the independent auditors to the full Board on at least an annual basis. As part of such evaluation, at least annually, the Committee shall:

    •
    obtain and review a report or reports from the Company's independent auditors:

    •
    describing the independent auditors' internal quality-control procedures;

    •
    describing any material issues raised by (i) the most recent internal quality-control review or peer review of the auditing firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and any steps taken to deal with any such issues;

    •
    describing all relationships between the independent auditors and the Company; consistent with Independence Standards Board Standard No. 1 and

    •
    assuring that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

    •
    review and evaluate the senior members of the independent auditor team(s), particularly the partners on the audit engagement teams;

    •
    consider whether the audit engagement team partners should be rotated more frequently than is required by law, so as to assure continuing auditor independence;

    •
    consider whether the independent auditors should be rotated, so as to assure continuing auditor independence; and

    •
    obtain the opinion of management and the internal auditors of the independent auditors' performance.

  •
  The Committee shall establish policies for the Company's hiring of current or former employees of the independent auditors that are no less stringent than SEC requirements pursuant to the Sarbanes-Oxley Act of 2002.

Internal Auditors

  •
  The chief audit executive shall report directly to the Committee.

  •
  At least annually, the Committee shall evaluate the performance, responsibilities, budget and staffing of the Company's internal audit function and review the internal audit plan. Such evaluation shall include a review of the responsibilities, budget and staffing of the Company's internal audit function with the independent auditors.

  •
  At least annually, the Committee shall evaluate the performance of the chief audit executive responsible for the internal audit function of the Company, and make recommendations to the Board and management regarding the responsibilities, retention or termination of such executive.

Financial Statements; Disclosure and Other Risk Management and Compliance Matters

  •
  The Committee shall review with management, the internal auditors and the independent auditors, in separate meetings if the Committee deems it appropriate:

  •
  the annual audited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", prior to the filing of the Company's Form 10-K;

    •
    the quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", prior to the filing of the Company's Form 10-Q;

    •
    any analyses or other written communications prepared by management, the internal auditors and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

    •
    the critical accounting policies and practices of the Company;

    •
    related-party transactions and off-balance sheet transactions and structures;

    •
    any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles;

    •
    the Company's practices with respect to the use of non-GAAP financial information in its public disclosures; and

    •
    regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings).

  •
  The Committee shall review, in conjunction with management, the Company's policies generally with respect to the Company's earnings press releases and with respect to financial information and earnings guidance provided to analysts and rating agencies, including in each case the type and presentation of information to be disclosed and paying particular attention to the use of non-GAAP financial information. The Chairman of the Committee may review any of the Company's financial information and earnings guidance provided to analysts and ratings agencies and any of the Company's other financial disclosure, such as earnings press releases, as the Chairman deems appropriate.

  •
  The Committee shall, in conjunction with the CEO and CFO of the Company, review the Company's internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls and procedures, material weaknesses in such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such controls and procedures.

  •
  The Committee shall review and discuss with the independent auditors any audit matters, problems or difficulties and management's response thereto, including those matters required to be discussed with the Committee by the auditors pursuant to Statement on Auditing Standards No. 61, as amended, such as:

  •
  any restrictions on the scope of the independent auditors' activities or access to requested information;

  •
  any accounting adjustments that were noted or proposed by the auditors but were "passed" (as immaterial or otherwise);

  •
  any communications between the audit engagement team and the audit firm's regional and/or national office accounting and/or auditing consultants regarding auditing or accounting issues presented by the engagement team;

  •
  any management or internal control letter issued, or proposed to be issued, by the auditors; and

    •
    any significant disagreements between the Company's management and the independent auditors.

  •
  The Committee shall have sole authority over the resolution of any disagreements between management and the independent auditor regarding the Company's financial reporting.

  •
  The Committee shall review the Company's policies and practices with respect to risk assessment and risk management, including discussing with management the Company's major financial risk exposures and the steps that have been taken to monitor and control such exposures.

  •
  The Committee shall establish procedures for:

  •
  the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

  •
  the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  •
  The Committee shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

  •
  The Committee shall prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company's annual proxy statement.

Qualified Legal Compliance Committee (QLCC)

  •
  The Committee shall serve as the Company's QLCC whose purpose shall be to review any report made directly, or otherwise made known, to the Committee by an attorney representing the Company or its subsidiaries of a material violation of U.S. federal or state securities law, a material breach of fiduciary duty arising under U.S. federal or state law or a similar material violation of any U.S. federal or state law (a "material violation"), all in accordance with the provisions of 17 CFR Part 205, as amended from time to time ("Part 205").

  •
  The Committee has the authority and the responsibility for the following matters:

  •
  The Committee shall adopt written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation under Part 205 (a "report").

  •
  Upon receipt of a report, the Committee shall:

  •
  inform the Company's chief legal officer/general counsel ("CLO") and chief executive officer unless such notification would be deemed by the Committee to be inappropriate; and

  •
  determine whether an investigation is necessary regarding any report of evidence of a material violation by the Company, its officers, directors, employees or agents.

  •
  If the Committee determines an investigation is necessary or appropriate, the Committee shall initiate an investigation, which may be conducted either by the CLO or by outside attorneys, or both.

  •
  At the conclusion of any such investigation, the Committee shall, unless it determines that no material violation has occurred, is ongoing or is about to occur and informs the Company as to such determination:

  •
  recommend that the Company implement an appropriate response to the evidence of a material violation, which appropriate response may include:

  •
  the adoption of appropriate remedial measures, including appropriate steps or sanctions to stop any material violations that are ongoing, to prevent any material violation that has yet to occur, and to remedy or otherwise appropriately address any material violation that has already occurred and to minimize the likelihood of its recurrence; or

    •
    retaining or directing an attorney to review the reported evidence of a material violation and either (i) implement any remedial recommendations made by such attorney after a reasonable investigation and evaluation of the reported evidence or (ii) consistent with advice from such attorney, assert a colorable defense on behalf of the Company or its officers, directors, employees or agents, in any investigation or judicial or administrative proceeding relating to the reported evidence of a material violation; and

    •
    inform the CLO, the CEO and the Board of the results of any such investigation initiated by the Committee and the appropriate remedial measures to be adopted.

  •
  The Committee may take all other appropriate action, including the authority to notify the Securities and Exchange Commission, if the Company fails in any material respect to implement an appropriate response that the Committee has recommended the Company to take.

Reporting to the Board

  •
  The Committee shall report to the Board periodically. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company's independent auditors, the performance of the internal audit function, any funding requirements for the outside auditors, Committee and any advisors retained by the Committee to assist it in its responsibilities and any other matters that the Committee deems appropriate or is requested to be included by the Board.

  •
  At least annually, the Committee shall evaluate its own performance and report to the Board on such evaluation.

  •
  The Committee shall periodically review and assess the adequacy of this charter and recommend any proposed changes to the Nominating and Corporate Governance Committee.

Procedures

        The Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. The Committee shall periodically meet in executive sessions, without management participation. The Chairman of the Committee, in consultation with the other committee members, shall determine the frequency and length of the committee meetings and shall set meeting agendas consistent with this charter.

        The Committee shall meet separately, periodically, with management, with internal auditors or other personnel responsible for the internal audit function and with the independent auditors.

        The Committee is authorized (without seeking Board approval) to retain special legal, accounting or other advisors and may request any officer or employee of the Company or the Company's outside counsel or independent auditors to meet with any members of, or advisors to, the Committee.

        The Committee may delegate its authority to subcommittees or the Chairman of the Committee when it deems appropriate and in the best interests of the Company. The Chairman of the Committee shall designate a person (who need not be a member of the Committee) to keep minutes of its meetings. A complete file of all Committee meeting materials and minutes will be retained by the Corporate Secretary of the Company.

Limitations Inherent in the Audit Committee's Role

        It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent auditors. Furthermore, while the Audit Committee is responsible for reviewing the Company's policies and practices with respect to risk assessment and management, it is the responsibility of the CEO and senior management to determine the appropriate level of the Company's exposure to risk.

P.O. Box 750320
Topeka, KS 66675-0320

VOTE BY TELEPHONE
Have your proxy card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone telephone, and follow the simple instructions to record your vote.

VOTE BY INTERNET
Have your proxy card available when you access the website www.cesvote.com, and follow the simple instructions to record your vote.

VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, PO Box 3200, Pittsburgh, PA 15230.

VOTE BY TELEPHONE Call Toll-Free using a touch-tone telephone: 1-888-693-8683	VOTE BY INTERNET Access the Website and cast your vote: www.cesvote.com	VOTE BY MAIL Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week.
If you vote by telephone or Internet, please do not send your proxy by mail.

Please fold and detach card at perforation before mailing.

WESTAR ENERGY, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2008.

William B. Moore, Mark A. Ruelle and Larry D. Irick, and each of them with full power to act alone and with full power of substitution, are hereby authorized to represent the undersigned at the Westar Energy, Inc. Annual Meeting of Shareholders to be held on May 15, 2008, or at any adjournment thereof, and to vote, as indicated on the reverse side, the shares of Common Stock and/or Preferred Stock which the undersigned would be entitled to vote if personally present at said meeting. The above named individuals are further authorized to vote such stock upon any other business as may properly come before the meeting, or any adjournment thereof, in accordance with their best judgment. This proxy also provides voting instructions to the plan administrator for shares held by the undersigned in the Westar Energy, Inc. 401(k) Employees' Savings Plan.

Signature(s)

Signature(s)
Date:	, 2008

Please sign exactly as your name appears to the left. Joint owners should each sign. When signing on behalf of a corporation or partnership or as attorney, executor, administrator, trustee or guardian, please give full title as such.

Please sign and date this proxy where indicated above before mailing.

ADMISSION TICKET
Please bring this ticket to the Annual Meeting.
Notice of Annual Meeting of Shareholders
WESTAR ENERGY, INC.
2008 Annual Meeting of Shareholders

         For the purpose of considering and acting upon the election of four Class III directors, and the ratification and confirmation of the appointment of our independent registered public accounting firm and such other business as may properly come before the meeting or any adjournment thereof.

Thursday, May 15, 2008
10:00 a.m. Central Daylight Saving Time
Salina Bicentennial Center
Heritage Hall
800 The Midway
Salina, Kansas 67401

Please Admit	Non-Transferable

Please fold and detach Admission Ticket here.

You have the option to access future annual reports, proxy statements, and other proxy solicitation materials over the Internet, instead of receiving those documents in paper form. Participation is voluntary. If you give your consent, in the future when such material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. The material will be presented in PDF format. There is no cost to you for this service other than any charges imposed by your Internet provider. Once you give your consent, it will remain in effect until you inform us otherwise in writing. You may revoke your consent, or request paper copies of the material, at any time by notifying Westar Energy's Shareholder Services in writing at PO Box 750320, Topeka, KS 66675-0320.

To give your consent, follow the prompts when you vote by telephone or over the Internet, or check the appropriate box located at the bottom of the attached proxy card when you vote by mail.

Please fold and detach card at perforation before mailing.

WESTAR ENERGY, INC.	PROXY

All shares, including full and partial shares of stock credited to your Direct Stock Purchase Plan account, will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such proxy will be voted as recommended by the Board of Directors.

The Board of Directors recommends a vote FOR the four nominees listed below.

1. Election of Directors: (1) Mollie H. Carter	(2) Jerry B. Farley	(3) Arthur B. Krause	(4) William B. Moore

☐	FOR all nominees	☐	WITHHOLD authority to vote
	(except as marked to the contrary above)		for all nominees listed

        To withhold authority to vote for one or more individual nominees, strike a line through such nominee's name(s) above.

The Board of Directors recommends a vote FOR proposal 2.

2.    Ratification and confirmation of Deloitte & Touche LLP as the company's independent registered public accounting firm for 2008:

☐	FOR	☐	AGAINST	☐	ABSTAIN

☐    I/We consent to access future annual reports, proxy statements and other proxy soliciting material over the Internet as described above.

☐    I/We will attend the Annual Meeting to be held in Salina, Kansas.

IMPORTANT—Please sign and date on the reverse side and return promptly.

QuickLinks

HOW TO VOTE
HOW TO NOMINATE A DIRECTOR
ANNUAL MEETING ADMISSION
REDUCE MAILING COSTS
WESTAR ENERGY, INC. 818 South Kansas Avenue Topeka, Kansas 66612
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
ELECTION OF DIRECTORS (Item 1 on the Proxy Card)
Class III—Term Expiring in 2008
Class I—Term Expiring in 2009
Class II—Term Expiring in 2010
BOARD OF DIRECTORS COMMITTEE ASSIGNMENTS
AUDIT COMMITTEE REPORT
BENEFICIAL OWNERSHIP OF VOTING SECURITIES
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS
NONQUALIFIED DEFERRED COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
William B. Moore, President and Chief Executive Officer
Douglas R. Sterbenz, Executive Vice President and Chief Operating Officer
Mark A. Ruelle, Executive Vice President and Chief Financial Officer
Larry D. Irick, Vice President, General Counsel and Corporate Secretary
Bruce A. Akin, Vice President, Operations Strategy and Support
James J. Ludwig, Executive Vice President, Public Affairs and Consumer Services
DIRECTOR COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Item 2 on the Proxy Card RATIFICATION AND CONFIRMATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008
ADDITIONAL INFORMATION